Exhibit 10.6

BANCFIRST CORPORATION THRIFT PLAN

(Amended and Restated Effective January 1, 2010)

(Execution Date: March 25, 2010)

BANCFIRST CORPORATION THRIFT PLAN

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ARTICLE VI. WITHDRAWAL AND DISTRIBUTION OF BENEFITS		VI-1

Section 6.1	Retirement Benefits	VI-1
Section 6.2	Termination of Employment-Vesting of Accounts.	VI-1
Section 6.3	Death Benefits	VI-5
Section 6.4	Determining Final Benefit	VI-6
Section 6.5	Latest Time When Payment of Benefits Must Commence.	VI-7
Section 6.6	Methods of Distribution	VI-7
Section 6.7	Required Minimum Distributions	VI-8
Section 6.8	Additional Benefit Provisions	VI-12
Section 6.9	Payments Under a Qualified Domestic Relations Order	VI-13
Section 6.10	Hardship Withdrawal; In-Service Distributions	VI-15
Section 6.11	Withdrawal of Participant’s After Tax Contributions	VI-18
Section 6.12	Joint and Survivor Annuity	VI-18

ARTICLE VII. PROVISIONS RELATING TO PARTICIPANTS		VII-1

Section 7.1	Information Required of Participants	VII-1
Section 7.2	Participants’ Right in Trust Fund	VII-1
Section 7.3	Notification of Benefits	VII-1
Section 7.4	Benefits Payable to Incompetents	VII-1
Section 7.5	Conditions of Employment Not Affected by Plan	VII-1
Section 7.6	Loans to Participants	VII-2

ARTICLE VIII. ADMINISTRATION		VIII-1

Section 8.1	Allocation of Responsibility Among Fiduciaries for Plan and Trust Administration	VIII-1
Section 8.2	Appointment	VIII-1
Section 8.3	Payment of Plan Expenses	VIII-2
Section 8.4	Claims Procedure	VIII-2
Section 8.5	Records and Reports	VIII-3
Section 8.6	Other Plan Administrator Powers and Duties	VIII-3
Section 8.7	Rules and Decisions	VIII-4
Section 8.8	Plan Administrator Procedures	VIII-4
Section 8.9	Authorization of Benefit Payments	VIII-4
Section 8.10	Application and Forms for Benefits	VIII-4
Section 8.11	Serving in More than One Capacity	VIII-4
Section 8.12	Indemnification	VIII-4
Section 8.13	Investment Manager	VIII-5
Section 8.14	Employment of Agents	VIII-5

ARTICLE IX. TRUST FUND		IX-1

Section 9.1	Trust Fund	IX-1
Section 9.2	Employer’s Contributions are Irrevocable	IX-1

ARTICLE X. AMENDMENT AND TERMINATION		X-1

Section 10.1	Amendment of the Plan	X-1
Section 10.2	Termination of the Plan	X-1

Section 10.3	Power of Amendment Delegated	X-2
Section 10.4	Amendment by Volume Submitter Practitioner	X-2

ARTICLE XI. ROLLOVERS		XI-1

Section 11.1	Rollover Contributions	XI-1
Section 11.2	Rollover to Another Plan or Traditional IRA	XI-1
Section 11.3	Sole Interest in Plan	XI-3
Section 11.4	Rollovers or Transfers of Certain Persons Prohibited	XI-3
Section 11.5	Joint and Survivor Annuity	XI-3

ARTICLE XII. PORTABILITY BETWEEN PARTICIPATING EMPLOYERS		XII-1

Section 12.1	Transfer of Employment to a Participating Employer	XII-1

ARTICLE XIII. MISCELLANEOUS PROVISIONS		XIII-1

Section 13.1	Article and Section Titles and Headings	XIII-1
Section 13.2	Applicable Law	XIII-1
Section 13.3	Multiple Originals	XIII-1

BANCFIRST CORPORATION THRIFT PLAN

BANCFIRST CORPORATION, a bank holding company, hereby adopts the BancFirst Corporation Thrift Plan upon the following terms and conditions. This instrument is an amendment, restatement, and continuation of the “Predecessor Plan” (as defined in Subsection 2.1(kk) herein) which is intended to conform to the changes required by the Economic Growth and Tax Relief Reconciliation Act of 2001, the Job Creation and Worker Assistance Act of 2002, Working Families Tax Relief Act of 2004, as well as regulations and guidance published by the Internal Revenue Service that are effective after December 31, 2001. This instrument is subject to amendments adopted by the Plan Sponsor dated                      with respect to Final Regulations under Code Section 415 and                      with respect to the Pension Protection Act, the Heroes Earnings Assistance and Relief Tax Act and the Worker’s Reemployment.

The effective date of this Plan is January 1, 2010, except as otherwise stated in the Plan.

ARTICLE I.

NAME AND PURPOSE OF PLAN

Section 1.1 Name of Plan. This Plan shall be known hereafter as the BANCFIRST CORPORATION THRIFT PLAN.

Section 1.2 Purpose. The purpose of this Plan is to provide retirement and incidental benefits for the eligible Employees of the Employer; to enable Employees of the Employer who are eligible to participate in the Plan to accumulate funds to provide a retirement income; and, to distribute the corpus and income of the funds accumulated by the Trust, in accordance with the Plan, to the Participants and their Beneficiaries.

Section 1.3 Exclusive Benefit of Employees. This Plan and the related Trust hereto are established under and pursuant to the Act, and shall be maintained for the exclusive benefit of the eligible Employees of the Employer. The assets of the Trust Fund shall never inure to the benefit of the Employer and shall be held for the exclusive purposes of providing Benefits to Participants and their Beneficiaries and defraying reasonable expenses of administering the Plan.

Section 1.4 Nonalienability of Benefits. Except as provided in Code Sections 401(a)(13)(C) and (D) (relating to offsets ordered or required under a criminal conviction involving the Plan, a civil judgment in connection with a violation or alleged violation of fiduciary responsibilities under ERISA, or a settlement agreement between the Participant and the Department of Labor in connection with a violation or alleged violation of fiduciary responsibilities under ERISA), Section 1.401(a)-13(b)(2) of the Treasury Regulations (relating to Federal tax levies), or as otherwise required by law, the benefits provided hereunder shall not be subject to alienation, assignment, garnishment, attachment, execution or levy of any kind, either voluntarily or involuntarily, and any attempt to cause such benefits to be so subjected shall not be recognized.

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ARTICLE II.

DEFINITIONS AND CONSTRUCTION

Section 2.1 Definitions. Where the following capitalized words and phrases appear in this instrument, they shall have the respective meanings set forth below unless a different context is clearly expressed herein.

(a) Account. The word “Account” shall mean one or more of several records maintained to record any Contributions made by or on behalf of a Participant and any income, expenses, gains, or losses incurred thereon. The Plan Administrator shall maintain sub-accounts within a Participant’s Account as necessary to deposit accurately a Participant’s interest under the Plan. A separate Account will be maintained for each type of contribution listed in 2.1(o).

(b) Act: The word “Act” or “ERISA” shall mean Public Law No. 93-406, the Employee Retirement Income Security Act of 1974, as amended from time to time.

(c) Affiliated Employer: The words “Affiliated Employer” shall mean the Employer and any corporation which is a member of a controlled group of corporations (as defined in Section 414(b) of the Code) which includes the Employer; any trade or business (whether or not incorporated) which is under common control (as defined in Section 414(c) of the Code) with the Employer; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Section 414(m) of the Code) which includes the Employer; and any other entity required to be aggregated with the Employer pursuant to regulations under Section 414(o) of the Code.

(d) Anniversary Date: The words “Anniversary Date” shall mean the last day of each Plan Year.

(e) Authorized Leave of Absence: The words “Authorized Leave of Absence” shall mean any extraordinary absence authorized by the Employer, under the Employer’s standard personnel practices; provided, all persons under similar circumstances must be treated alike in the granting of such Authorized Leaves of Absence; provided further, the Employee returns within the period of authorized absence. Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.

(f) Beneficiary: The word “Beneficiary” shall mean a person or persons (natural or otherwise) determined in accordance with the provisions of Subsection 6.3(b) herein to receive any Benefits on account of a death.

(g) Benefit: The word “Benefit” shall mean the standing balances in a Participant’s Accounts.

(h) Break-in-Service: The words “Break-in-Service” shall mean a Plan Year in which an Employee earns 500 or less Hours of Employment Service.

(i) Catch-Up Eligible Participants: The words “Catch-Up Eligible Participants” shall mean all Employees who are eligible to make 401(k) Contributions under this Plan and who have attained age 50 before the close of the Plan Year with respect to which the determination of eligibility to make Catch-Up Contributions is being made.

(j) Code: The word “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

(k) Committee: The word “Committee” shall mean the Committee appointed by the Company under Article VIII.

(l) Company: The word “Company” shall mean BancFirst Corporation, and its successors.

(m) Compensation. The word “Compensation” shall be determined as provided below:

(i) Code Section 415 Compensation. Compensation shall mean a Participant’s wages, salaries, and fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer, to the extent that the amounts are includible in gross income (or to the extent amounts deferred at the election of the Employee would be includible in gross income but for the rules of Sections 125(a), 132(f)(4) (for limitation years beginning after December 31, 2001), 402(g)(3) or 457(b) of the Code). These amounts include, but are not limited to, commissions paid to salespersons, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable plan as described in Treas. Reg. §1.62-2(c)).

(1) Employer contributions to a plan of deferred compensation which are not includable in the Employee’s gross income for the taxable year in which contributed, or Employer contributions under a “simplified employee pension plan” to the extent such contributions are deductible by the Employee. Additionally, any distributions from a plan of deferred compensation (whether or not qualified) are not considered as Compensation for purposes of this Section and Section 415 of the Code, regardless of whether such amounts are includible in the gross income of the Employee when distributed;

(2) Amounts realized from the exercise of a nonqualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

(3) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option;

(4) Other amounts that receive special tax benefits, such as premiums for group-term life insurance (but only to the extent that the premiums are not includible in the gross income of the employee and are not salary reduction amounts that are described in Section 125); and

(5) Other items of remuneration that are similar to any of the items listed in paragraph (i)(1) through (i)(4) of this Subsection.

(ii) Compensation for Self-Employed Individuals. Compensation shall mean Earned Income as defined herein if the Participant is a Self-Employed Individual.

(iii) Special Rules. For purposes of determining allocations and Contributions under the Plan, Compensation shall be modified as set forth below:

(1) For a Participant’s initial year of participation in the Plan, Compensation shall include only amounts paid after the Participant has entered the Plan.

(iv) Compensation Limitations Under Section 401(a)(17) of the Code. Notwithstanding anything herein to the contrary, for any Plan Year beginning after December 31, 2001, the Annual Compensation of each Participant taken into account under the Plan for any Plan Year shall not exceed the annual compensation limit contained in Section 401(a)(17) of the Code. The compensation limit imposed by Section 401(a)(17) of the Code for 2002 is $200,000, adjusted annually by the Secretary for cost-of-living increases in accordance with Section 401(a)(17)(B) of the Code. Annual Compensation means Compensation during the Plan Year or such other consecutive 12-month period over which compensation is otherwise determined under the Plan. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

(n) Contribution Period; Election Notice; and Election Period: The terms “Contribution Period,” “Election Notice” and “Election Period” shall mean the following:

(i) Contribution Period: The words “Contribution Period” shall mean each six-month period consisting of either the first six months or last six months of a Plan Year or such other time as provided by the Plan Administrator.

(ii) Election Notice: The words “Election Notice” shall mean the notice (or notices) distributed during the Election Period on which a Participant shall indicate the appropriate amount of Compensation which will be deferred into his applicable Account as an Employee Contribution. The Administrator may permit an election to be made via the internet, via telephone, or by any other means acceptable to the Administrator. The election shall be operative as soon as administratively feasible following the relevant Election Period.

(iii) Election Period: The words “Election Period” shall mean the time period designated by the Plan Administrator preceding each Contribution Period.

(o) Contributions: The word “Contributions” shall mean contributions made to the Trust by the Employer or the Participant, as follows:

(i) After Tax Contributions: The words “After Tax Contributions” shall mean a Participant’s contributions described in Section 4.8 herein.

(ii) Catch-Up Contributions: The words “Catch-Up Contributions” shall mean either or both of a Participant’s Pre-Tax Catch-Up Contributions and Roth Catch-Up Contributions.

(iii) Employee Contributions: The words “Employee Contributions” shall mean any or all of a Participant’s 401(k) Contributions, Catch-Up Contributions and After-Tax Contributions.

(iv) Employer Contributions: The words “Employer Contributions” shall mean either or both of Profit Sharing Contributions and Matching Contributions.

(v) 401(k) Contributions: The words “401(k) Contributions” shall mean either or both of a Participant’s Pre-Tax 401(k) Contributions and Roth 401(k) Contributions.

(vi) Matching Contributions: The words “Matching Contributions” shall mean the Employer’s Contributions described in Section 4.7 herein.

(vii) Pre-tax Contributions: The words “Pre-tax Contributions” shall mean either or both of a Participant’s 401(k) Contributions and Catch-Up Contributions that are contributed pursuant to Article IV on a pre-tax basis.

(viii) Pre-tax Catch-Up Contributions: The words “Pre-tax Catch-Up Contributions” shall mean the Participant’s Contributions described in Section 4.1(b) herein.

(ix) Pre-tax 401(k) Contributions: The words “Pre-tax 401(k) Contributions” shall mean the Participant’s Contributions described in Section 4.1(a) herein.

(x) Profit Sharing Contributions: The words “Profit Sharing Contributions” shall mean the Employer’s Contributions described in Section 4.6 herein.

(xi) Roth Contributions: The words “Roth Contributions” shall mean either or both of a Participant’s 401(k) Contributions and Catch-Up Contributions that are includible in the Participant’s gross income at the time deferred and that have been irrevocably designated as Roth Contributions by the Participant in his or her Election Notice. A Participant’s Roth Contributions will be maintained in a separate account containing only the Participant’s Roth Contributions and gains and losses attributable to those Roth Contributions.

(xii) Roth Catch-Up Contributions: The words “Roth Catch-Up Contribution” shall mean the Participant’s Contributions described in Section 4.1(c) herein.

(xiii) Safe Harbor Contributions: The words “Safe Harbor Contributions” shall mean either or both of a Participant’s Safe Harbor Matching Contributions and Safe Harbor Non-Elective Contributions by the Employer described in Section 4.3 herein.

(xiv) Special Section 401(k) Contributions: The words “Special Section 401(k) Contributions” shall mean the Contributions by the Employer described in Section 4.5 herein.

(p) Credited Service: The words “Credited Service” shall mean the annual credit given to each Employee for vesting purposes under Subsection 6.2(a) herein, such credit being determined as follows:

(i) As a general rule, an Employee shall accrue one year of Credited Service for each Plan Year within which he completes 1,000 or more Hours of Employment Service for all employment service with the Employer or an Affiliated Employer.

(ii) With respect to a Participant who has incurred a one-year Break-in-Service, Plan Years of Credited Service before such Break-in-Service shall not be taken into account until the Participant has completed one Year of Credited Service after such Break-in-Service.

(iii) With respect to an Employee who has had a Break-in-Service and has met the requirements for reparticipation under Section 3.3 herein, any Credited Service attributable to a period of service prior to such Break-in-Service shall be reinstated as of the date of an Employee’s reparticipation; provided, the foregoing notwithstanding, if the Employee shall not have earned any vested rights under Subsection 6.2(a) herein in his Benefit prior to such Break-in-Service, then such Employee shall forfeit any Credited Service attributable to such prior period of service if his consecutive years of Break-in-Service equals or exceeds the greater of (i) five years of Credited Service, or (ii) his aggregate number of years of Credited Service. In no case shall service earned after five consecutive one-year Breaks-in-Service be counted for purposes of determining the vested percentage of a Participant’s Benefit existing immediately prior to such Breaks-in-Service.

(iv) If the Employer is a member of an affiliated service group (under § 414(m)), a controlled group of corporations (under § 414(b)), a group of trades or businesses under common control (under § 414(c)), or any other entity required to be aggregated with the Employer pursuant to § 414(o), service will be credited for any employment for any period of time for any other member of such group. Service will also be credited for any individual required under § 414(n) or § 414(o) to be considered an Employee of any Employer aggregated under § 414(b), (c), or (m).

(v) Service with the following companies shall be recognized for purposes of determining Credited Service under the Plan: Wilcox & Jones, Park State Bank, First Bartlesville Bank, Lincoln National Bank, Armour Assurance Inc., and RBC Agency, Inc.

(q) Disability: The word “Disability” shall mean suffering from a physical or mental condition arising after the Effective Date of this Plan which, in the opinion of the Committee based upon appropriate medical advice and examination and in accordance with standard rules applied uniformly to all Participants, totally and permanently prevents the Participant from engaging in any occupation or employment for remuneration or profit, except for the purpose of rehabilitation not incompatible with such finding of total and permanent disability.

(r) Disability Retirement Date: The words “Disability Retirement Date” shall mean the date a Participant retires due to a Disability; provided that, such date shall not be earlier than 30 days, nor longer than 60 days, after a determination that the Participant is Disabled as defined above.

(s) Earned Income: The words “Earned Income” means the net earnings from self-employment in a trade or business with respect to which the Plan is established by the Employer for which personal services of the individual are a material income-producing factor. Net earnings will be determined without regard to items not included in gross income and the deductions allocable to such items. Net earnings are reduced by contributions by the Employer to a qualified plan to the extent deductible under Section 404 of the Code. Net earnings shall be determined with regard to the deduction allowed to the Employer by Section 164(f) of the Code.

(t) Effective Date: The words “Effective Date” shall mean the 1st day of January, 2010, or as otherwise provided herein, which is the effective date of this instrument which is an amendment, restatement and continuation of the Predecessor Plan, or, with respect to the Employer adopting this Plan and related Trust, the date specified in the instrument adopting the Plan and Trust.

(u) Elective Deferrals: The words “Elective Deferrals” shall mean any Contributions made to the Plan at the election of the Participant in lieu of cash compensation. For purposes of Contributions to the Plan, Elective Deferrals shall include 401(k) Contributions and Catch-Up Contributions.

(v) Employee: The word “Employee” shall mean any person employed by the Employer on the basis of an employer-employee relationship who receives remuneration for personal services rendered to the Employer, and shall include employees of Affiliated Employers, a Self-Employed Individual, and Leased Employees within the meaning of Section 414(n)(2) of the Code as defined below in this Section 2.1. A Leased Employee shall not be considered an employee of the recipient organization if: (i) such employee is covered by a money purchase pension plan providing: (1) a nonintegrated employer contribution rate of at least 10% of compensation, as defined in Section 415(c)(3) of the Code, but including amounts contributed by the employer pursuant to a salary reduction agreement which are excludable from the employee’s gross income under Section 125, Section 132(f), Section 402(e)(3), Section 402(h)(1) or Section 403(b) of the Code, (2) immediate participation, and (3) full and immediate vesting; and (ii) Leased Employees do not constitute more than 20% of the recipient’s non-highly compensated workforce.

(w) Employer: The word “Employer” shall mean the Company, and its successor, and any other entity or firm which adopts this Plan and related Trust hereto with the written consent of the Company.

(x) Forfeiture: The word “Forfeiture” shall mean the portion of a Participant’s Accounts which becomes forfeitable pursuant to Sections 4.11 and 6.2 herein.

(y) Highly Compensated Employee (HCE): The words “Highly Compensated Employee” or “HCE” shall mean an Employee who: (1) was a 5% owner at any time during the year or the preceding year, or (2) for the preceding year had Compensation from the Employer in excess of $80,000 and was in the top-paid group for the preceding year. The $80,000 amount is adjusted at the same time and in the same manner as under Section 415(d), except that the base period is the calendar quarter ending September 30, 1996. An Employee is in the top-paid group of Employees for any year if such Employee is in the group consisting of the top 20% of the Employees when ranked on the basis of Compensation paid during such year. For this purpose, the applicable year of the Plan for which a determination is being made is called a determination year and the preceding 12-month period is called a look-back year.

The determination of whether a former Employee is a “highly compensated former employee” is based on the rules applicable to determining HCE status as in effect for that determination year, in accordance with Section 1.414(q)-1T, A-4 of the temporary Treasury Regulations and Notice 97-45.

(z) Hours of Employment Service: The words “Hours of Employment Service” shall mean each hour of employment credited to an Employee in accordance with the following special rules for the purpose of determining if the Employee has satisfied the eligibility requirement contained in Article III hereof and for vesting purposes under Section 6.2.

(i) (1) An Employee who is compensated on an hourly basis shall be credited with Hours of Employment Service actually earned under any of the following Subsections (ii)(1), (2) or (3).

(2) An Employee who is not compensated on an hourly basis shall be credited with 9 Hours of Employment Service for each biweekly payroll period if such Employee would have been credited with at least one hour of employment credit under any of the following Subsections (ii)(1), (2) or (3) during such biweekly payroll period.

(ii) (1) Credit shall be given for each hour for which such Employee is paid, or entitled to payment, for the performance of duties for the Employer.

(2) Credit shall be given for each hour for which such Employee is directly or indirectly paid, or entitled to payment, by the Employer during a period in which the Employee performs no duties (irrespective of whether employment has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, qualified military service, jury duty or an Authorized Leave of Absence (for an uncompensated Authorized Leave of Absence, see Subsection (vi) following). Provided, an indirect payment by the Employer shall be deemed to be made under this Subsection (2) if made through a trust fund, insurer or other entity to which the Employer contributes or pays premiums; provided further, payments under this Plan, applicable workmen’s compensation, unemployment compensation or disability insurance laws shall be disregarded.

(3) Credit shall be given for each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer.

(iii) For purposes of the following Subsections, “Computation Period” shall mean either of (1) the Year of Service requirement under Section 3.1 herein, or (2) a Plan Year as defined herein, whichever applies.

(iv) For periods described in the foregoing Subsection (ii)(2), the following shall apply:

(1) No more than 501 Hours of Employment Service shall be credited to an Employee on account of a single continuous period during which the Employee performs no duties (whether or not such period occurs in a single Computation Period). In applying this Subsection (1), an Employee shall be credited with Hours of Employment Service, beginning with the first day duties are not performed, until he receives a maximum of 501 Hours of Employment Service.

(2) Hours of Employment Service shall not be credited for any payment by the Employer which solely reimburses an Employee for medical or medically related expenses incurred by the Employee.

(v) For periods described in the foregoing Subsection (ii)(3), no more than 501 Hours of Employment Service shall be credited for payments of back pay, to the extent that such back pay is agreed to or awarded for a period of time during which an Employee did not or would not have performed duties. In applying this Subsection (v), an Employee shall be credited with Hours of Employment Service, beginning with the first day duties are not performed, until he receives a maximum of 501 Hours of Employment Service.

(vi) With respect to any Authorized Leave of Absence which is not compensated by the Employer, an Employee shall be credited with his average number of Hours of Employment Service, determined under either of Subsections (i)(1) or (2), whichever applies, computed from the 12-month period preceding his absence, or if less, during his entire period of employment. Credit for each Hour of Employment Service under this Subsection (vi) shall be given for the Computation Period during which the absence occurred, except that, for purposes of whether an Employee has a Break-in-Service, such credit shall be given only after the Employee returns to the active employ of the Employer.

(vii) With respect to other special rules applying to this Subsection, Sections 2530.200b-2(b) and (c) of the Minimum Standard Regulations (December 28, 1976, Federal Register, Vol. 41, No. 250) issued by the Department of Labor are incorporated herein by reference and made a part hereof.

(viii) Notwithstanding the foregoing provisions of this Subsection, the Employer may compute Hours of Employment Service prior to the Effective Date hereof on any reasonable basis permitted by Section 2530.200b-3(b) of the aforesaid Minimum Standard Regulations, said Section being incorporated herein by reference and made a part hereof.

(ix) Hours of Employment Service will be credited for employment with an Affiliated Employer.

(x) Hours of Employment Service will also be credited for any individual considered a Leased Employee under Section 2.1(cc) herein or Section 414(o) of the Code.

(xi) Hours of Employment Service will also be credited for an Employee who is absent from work for maternity or paternity reasons caused by (l) pregnancy of the Employee, (2) birth of a child of the Employee, (3) placement of a child with the Employee in connection with the adoption of such child by such Employee, or (4) caring for such child for a period beginning immediately following such birth or placement. The Hours of Employment Service credited under this Subsection shall be credited (1) in the Computation Period in which the absence begins if the crediting is necessary to prevent a Break-in-Service in that period, or (2) in all other cases, in the following Computation Period. This Subsection shall apply in crediting Hours of Employment Service in determining whether or not a Participant has incurred a Break-in-Service with respect to any relevant Computation Year, and, accordingly, shall not apply for any other purpose including, without limitation, benefit accrual service or eligibility service. For the purposes of this Subsection (xi), the actual calculation of any such Hours of Employment Service will be as provided in Subsection (vi) hereof.

(aa) Investment Manager: The words “Investment Manager” shall mean the “investment manager” designated by the Plan Administrator pursuant to the Trust Agreement. The Investment Manager(s) shall be limited to managing the Accounts as directed by the Plan Administrator.

(bb) Investment Options: The words “Investment Options” shall mean any of those investment options which are described in Article V hereof.

(cc) Leased Employee: The words “Leased Employee” shall mean any person, other than an Employee of the Employer, determined by applying the common law agency rules, and determined without regard to the special rule for Leased Employees, who pursuant to an agreement between the Employer and any other person or entity (“leasing organization”) has performed services for the Employer and/or any affiliated entities (“recipient”) as defined in Section 414(n)(6) of the Code (“recipient”) on a substantially full time basis for a period of at least one (1) year; provided that such services are performed under the primary direction or control of the recipient.

(dd) Non-Highly Compensated Employee (NHCE): The words “Non-Highly Compensated Employee” or “NHCE” shall mean an Employee of the Employer who is not a HCE.

(ee) Normal Retirement Date: The words “Normal Retirement Date” shall mean the date on which a Participant attains the age of 65 years.

(ff) Owner-Employee: The term “owner-employee” means an individual who is a sole proprietor, or who is a partner owning more than 10% of either the capital or profits interest of the partnership.

(gg) Participant: The word “Participant” shall mean an Employee who during a Plan Year shall meet (or has met) the eligibility requirements of Article III herein for participation or reparticipation, as the case may be. Such term shall also include, where appropriate, a former Employee, who has previously terminated his employment with the Employer and has a remaining undistributed Benefit.

(hh) Plan: The word “Plan” shall mean this BancFirst Corporation Thrift Plan as set forth in this instrument, and as hereafter amended from time to time.

(ii) Plan Administrator: The words “Plan Administrator” or “Administrator” shall mean the entity, committee or individual who has been appointed pursuant to Article VIII. If no delegation has been made in Article VIII then the Plan Administrator shall be the Company. The Administrator is a “named fiduciary” for purposes of Section 402(e)(1) of the Act and has the power and responsibilities with respect to the management and operation of the Plan described herein.

(jj) Plan Year: The word “Plan Year” shall mean the annual period beginning on the first day of January and ending on the last day of December.

(kk) Predecessor Plan: The words “Predecessor Plan” shall mean, if this document is an amendment and restatement of a prior plan, the terms and provisions in the prior instruments governing the Employer’s qualified defined contribution retirement plan and related trust, and applying before the Effective Date hereof, or any other date expressly specified herein if different from the Effective Date, which prior instruments are amended, restated and superseded by this instrument and accompanying Trust Agreement hereto.

(ll) Qualified Joint and Survivor Annuity: The words “Qualified Joint and Survivor Annuity” is defined in Article VI herein.

(mm) Self-Employed Individual: The words “Self-Employed Individual” shall mean an individual or partner who has Earned Income for the taxable year from the trade or business for which the Plan is adopted and established; and, such definition shall also include an individual who would have had Earned Income but for the fact that the trade or business had no “net profits” for the taxable year.

(nn) Top-Heavy Plan: This Section shall be effective the first day of the first Plan Year beginning after December 31, 2001. The words “Top-Heavy Plan” shall mean a plan described in Section 4.10.

(oo) Trustees, Trust, Trust Agreement, Trust Assets and Trust Fund: The word “Trustees” shall mean the trustee(s) appointed under the related trust agreement (the “Trust Agreement”), effective as January 1, 2007], which governs the “Trust” which, in conjunction with this Plan, shall hold and invest assets accumulated under the Predecessor Plan, if any, and the Contributions made under the Plan for the exclusive benefit of the Employees included in the Plan; and, the words “Trust Assets” and “Trust Fund” shall mean the assets held in the Trust.

(pp) Valuation Date: The words “Valuation Date” shall mean each day of the Plan Year unless otherwise specified by the Plan Administrator, provided that, it shall occur at least once annually, and any decisions with respect to the Valuation Date must be made in a nondiscriminatory manner.

Section 2.2 Construction.

(a) The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender, unless the context clearly indicates to the contrary. Any word appearing herein in the plural shall include the singular, where appropriate, and likewise the singular shall include the plural, unless the context clearly indicates to the contrary.

(b) The term “employment” or similar term shall include service of a Self-Employed Individual with an Employer or other firm.

ARTICLE III.

PARTICIPATION

Section 3.1 Eligibility for Participation.

(a) Prior Participants. Every Employee who was a Participant in the Predecessor Plan immediately prior to the Effective Date hereof shall continue to be a Participant in the Plan. Every other Employee shall become a Participant as provided in Subsection 3.1(b) herein.

(b) New Participants. An Employee shall be eligible for participation in the Plan upon such Employee (i)satisfying the Eligibility Service Requirement described in Section 3.4 following his or her Date of Employment, and (ii) attaining 21 years of age.

(c) Exclusions. Notwithstanding the foregoing provisions to the contrary, the following Employees shall not be eligible to participate in the Plan:

(i) An Employee who is employed by the Employer included in a unit of employees covered by a “collective bargaining agreement” under which retirement benefits have been the subject of good faith bargaining within the meaning of Section 401(b)(3)(A) of the Code, unless such good faith collective bargaining specifically requires that such Employee be covered under this Plan,

(ii) An Employee who is a nonresident alien within the meaning of Section 410(b)(3)(C) of the Code,

(iii) Any person who is employed by any other corporation or entity (which is not a participating Employer under this Plan) even though such corporation or entity is an Affiliated Employer,

(iv) A “Leased Employee” as defined in Subsection 2.1(cc) herein; or

(v) Any person who has been classified by the Employer as an independent contractor and has had his compensation reported to the Internal Revenue Service on Form 1099 but who has been reclassified as an “Employee” (other than by the Employer) shall not be considered as an eligible Employee who can participate under this Plan; provided, if the Employer does reclassify such worker as an “Employee,” for purposes of this Plan, such reclassification shall only be prospective from the date that the Employee is notified by the Employer of such reclassification.

Section 3.2 Entry Date. An Employee, upon meeting the eligibility requirements of Section 3.1 herein, shall commence actual participation in the Plan as of the first day of the first month or seventh month of the Plan Year (if then employed) coinciding with or following the date on which he meets the eligibility requirements in the foregoing Section 3.1. Subject to Section 3.3, a former Participant who previously completed one Year of Eligibility Service for eligibility and who is subsequently reemployed by the Employer shall commence actual participation immediately upon the date of his return to employment.

III-1

Section 3.3 Termination With No Vested Rights. An Employee (whether or not a Participant) who (i) terminates his employment with the Employer after completing a Year of Eligibility Service, (ii) has no vested rights in a Benefit at the time of such termination of employment, and (iii) is subsequently reemployed by the Employer, shall be treated like a new Employee for eligibility purposes under Section 3.1 herein if his consecutive number of Years of Absence equals or exceeds the greater of (i) five Years of Absence or (ii) his aggregate number of Years of Service. Otherwise, a reemployed Employee shall not be required to again earn a Year of Eligibility Service for eligibility to enter or reenter, as appropriate, the Plan as a Participant.

Section 3.4 Definitions. For purposes of this Article, the following definitions shall apply:

(a) Date of Employment: The words “Date of Employment” shall mean the date on which an Employee first earns an Hour of Employment Service, or, if later, the date on which an Employee first earns an Hour of Employment Service following a Year of Absence.

(b) Eligibility Computation Period:

The words “Eligibility Computation Period” shall mean the twelve (12) consecutive month period, commencing on the Employee’s Date of Employment. Provided, if a Participant does not earn a Year of Eligibility Service during the original Eligibility Computation Period commencing on the Employee’s Date of Employment, subsequent Eligibility Computation Periods shall be Plan Years beginning after the Employee’s Date of Employment.

(c) Year of Absence: The words “Year of Absence” shall mean an Eligibility Computation Period in which an Employee earns 500 or less Hours of Employment Service.

(d) Year of Eligibility Service: The words “Eligibility Service Requirement” shall mean the satisfaction of either of the following two conditions, whichever occurs earlier: (1) completion of a six (6) consecutive full month period of employment service, or (2) earning 1,000 or more Hours of Employment Service during the Eligibility Computation Period.

Section 3.5 Former Participant Falling Under Exclusion. If an Employee who shall first be a Participant hereunder shall later fall under any of the exclusions set forth in the foregoing Section 3.1, his then existing Benefit shall be held and administered under the terms of the Plan and Trust, and he shall be eligible for Credited Service during his employment with the Employer or other related employer defined in Section 3.7. In addition, such person shall receive no further allocations of Employer Contributions or Forfeitures, if applicable, while he remains under any one of the aforesaid exclusions; provided, the foregoing clause notwithstanding, if such person while employed by the Employer earns 1,000 or more Hours of Employment Service for any portion of a Plan Year in which he is not under such exclusion, then such person shall be entitled, if he is employed by the Employer or other related employer, as the case may be, on the Anniversary Date of such Plan Year, to an allocation of any Employer Contributions and Forfeitures, if applicable, for such Plan Year based on his Compensation earned in such portion of the Plan Year in which he is not under such exclusion.

Section 3.6 Transfer of Employment. With respect to an Employee who meets the definition of Participant, if such Participant transfers employment from one firm which is an Employer under this Plan to another firm which is also an Employer under this Plan, such transfer shall not be deemed a termination of employment for purposes of this Plan.

III-2

Section 3.7 Service With an Affiliated Employer. For purposes of this Article, employment service with the Employer shall be deemed to include service with (i) an Affiliated Employer, or (ii) any other Employer which is not an Affiliated Employer, but only from the Effective Date of such other Employer’s adoption of this Plan.

Section 3.8 Eligibility of Employees of RBC Agency, Inc. With respect to employees of RBC Agency, Inc., who become Employees in connection with and upon the Acquisition of RBC Agency, Inc., by the Company or one of the Affiliated Employers (i) Service with RBC Agency, Inc., shall be counted for purposes of the Eligibility Service Requirement, and (ii) the Entry Date for such employees shall be (A) as soon as administratively feasible following the acquisition with respect to employees who have satisfied the eligibility requirements described in Section 3.1(b) as of the date of such acquisition and (B) on the next Entry Date following their satisfaction of the Eligibility Requirements with respect to such employees who have not satisfied the Eligibility Requirements as of the date of such acquisition.

III-3

ARTICLE IV.

CONTRIBUTIONS - FORFEITURES - MAXIMUM ANNUAL ADDITIONS

Section 4.1 401(k) Contributions. This Section shall apply to the Plan.

(a) Election to Make 401(k) Contributions. Contributions by Participants shall be permitted as provided herein. During each Election Period, a Participant may, by any method acceptable to the Plan Administrator which may include voice, telephone or some other method, agree to defer a specified percentage of Compensation or a dollar amount, as provided by the Plan Administrator, of such Participant’s Compensation payable during the applicable Contribution Period as a 401(k) Contribution. Such salary reduction agreement shall become effective on the first day of the Contribution Period for which the Employer can reasonably process the request and can only be made with respect to an amount that is not currently available to the Participant on the date of the election. Such election shall be effective on a prospective basis only and will remain in effect until modified or terminated. 401(k) Contributions not otherwise designated as Roth 401(k) Contributions, if applicable, shall be made on a pre-tax basis as Pre-Tax 401(k) Contributions.

(b) Election to Make Catch-Up Contributions. For Plan Years beginning after December 31, 2001, Catch-Up Eligible Participants shall be eligible to make Catch-Up Contributions in accordance with, and subject to the limitations of, Section 414(v) of the Code. Catch-Up Contributions are Employee Contributions made to the Plan that are in excess of an otherwise applicable Plan limit. An otherwise applicable Plan limit is a limit in the Plan that applies to 401(k) Contributions, such as the limits on Annual Additions, the dollar limitation on 401(k) Contributions under Section 402(g) of the Code (not counting Catch-Up Contributions), the limit imposed by the ADP Test under Section 401(k)(3) of the Code or any contribution limitation imposed by the Plan. Catch-Up Contributions for a Participant for a taxable year may not exceed the dollar limit in effect under Section 414(v)(2)(B)(i) of the Code for the taxable year as adjusted by the Secretary of the Treasury for cost-of-living increases under Section 414(v)(2)(C) of the Code. Catch-Up Contributions not otherwise designated as Roth Catch-Up Contributions, if applicable, shall be made on a pre-tax basis as Pre-Tax Catch-Up Contributions.

(c) Election to Make Roth Contributions. Roth Contributions shall not be permitted under this Plan.

(d) Participants on Authorized Leave of Absence. Participants who are on an Authorized Leave of Absence and who actually receive Compensation while on such, including, without limitation, sick pay, shall be entitled to continue Elective Deferrals. Participants on a leave of absence in the uniformed services shall be entitled to make Elective Deferrals to the Plan in accordance with the provisions of Section 414(u) of the Code.

(e) Discontinuance, Change of Percentage of Deferrals of Compensation or Withdrawal. In accordance with procedures established by the Plan Administrator, a Participant may elect to change his elected percentage and/or type of Elective Deferrals and such change shall be effective as of January 1 or July 1 following communication to the Plan Administrator or its designee, or he may elect to discontinue his Elective Deferrals by communicating such election to the Plan Administrator. Elections shall become effective as soon as administratively feasible. A Participant who has received a distribution on account of a hardship as described in Article VI shall be suspended from making further Elective Deferrals during the six (6) calendar month period following the date of such hardship distribution.

(f) Payroll Deduction. Elective Deferrals shall be made from amounts of Compensation which otherwise would be paid under the Employer’s regular payroll system. Accordingly, Elective Deferrals shall be made by payroll deduction. Any Contribution pursuant to this Section will be subject to amounts required to be withheld by applicable law or other agreement.

(g) Limit on Elective Deferrals to Satisfy the ADP Test and/or ACP Test. In the event that the Plan Administrator, at its sole discretion, estimates that the Elective Deferrals which will be made to the Plan with respect to a Plan Year will not satisfy the ADP Test or the ACP Test, the Plan Administrator may reduce or adjust, at any time or times before the close of the Plan Year, the maximum percentage of Compensation that all HCEs shall be permitted to elect to contribute as Elective Deferrals for the remainder of the Plan Year to meet one of the tests set forth above.

Section 4.2 Dollar Limitation on 401(k) Contributions.

(a) General Rule. No Participant shall be permitted to make 401(k) Contributions during any calendar year in excess of the dollar limitation contained in Section 402(g) of the Code (including, if applicable, the dollar limitation on Catch-Up Contributions defined in Section 414(v) of the Code) in effect as of the beginning of the taxable year as adjusted under Section 402(g)(4) of the Code (hereafter referred to as “Excess Elective Deferrals”). In the case of a Participant who is age 50 or over by the end of the taxable year, the dollar limitation described in the preceding sentence includes the amount of Elective Deferrals that can be Catch-Up Contributions. In the event a Catch-Up Eligible Participant makes Excess Elective Deferrals, the Plan Administrator shall cause such Participant’s 401(k) Contributions to be recharacterized as Catch-Up Contributions to the extent necessary to either (i) exhaust his Excess Elective Deferrals, and/or (ii) increase his Catch-Up Contributions to the applicable limit under Section 414(v) of the Code for the Plan Year.

(b) Recharacterization to Meet Limits of Section 402(g) of the Code. In the event a Participant’s 401(k) Contributions for a Plan Year do not equal the maximum Contributions that may be made under the Plan during that Plan Year for any reason, the Participant’s Catch-Up Contributions for such Plan Year shall be recharacterized as 401(k) Contributions for all purposes to the extent necessary to increase his 401(k) Contributions to equal such maximum for such Plan Year. If such recharacterized contributions were originally made as Roth Contributions, then such Contributions shall retain their Roth status after recharacterization.

(c) Corrective Distributions.

(i) General. Notwithstanding any other provision of the Plan to the contrary, Excess Elective Deferrals (remaining after recharacterization as discussed above) and income and loss allocable thereto for the applicable calendar year must be distributed no later than April 15 following the calendar year in which Excess Elective Deferrals are incurred to avoid penalty, to Participants who have Excess Elective Deferrals for the preceding calendar year, unless a timely claim is delivered as provided in Subsection (ii) hereafter. Provided that, Excess Elective Deferrals to be distributed for a taxable year will be reduced by Excess Contributions previously distributed for the Plan Year beginning in such taxable year. For years beginning after 2005, distribution of Excess Elective Deferrals for a year shall be made first from the Participant’s Account holding Pre-tax 401(k) Contributions, to the extent Pre-tax 401(k) Contributions were made for the year, unless the Participant specifies otherwise.

(ii) Claims. The Participant’s claim shall be in writing, shall be submitted to the Plan Administrator no later than March 1; shall specify the Participant’s Excess Elective Deferrals for the preceding calendar year; and shall be accompanied by the Participant’s written statement that if such amounts are not distributed, such Excess Elective Deferrals, when added to amounts deferred under other plans or arrangements described in Sections 401(k), 408(k) or 403(b) of the Code, exceeds the limit imposed on the Participant by Section 402(g) of the Code for the year in which the deferral occurred. A Participant is deemed to notify the Plan Administrator of any Excess Elective Deferrals if such Excess Elective Deferrals arise solely from this Plan and any other plan, contract or arrangement of the Employer.

(iii) Forfeiture of Matching Contributions. Any Matching Contribution which corresponds to an Excess Contribution which is distributed pursuant to this Section 4.2(c) shall be forfeited and adjusted for income or loss allocable to such forfeited Matching Contributions. Income or loss attributable to such forfeited Matching Contributions shall be determined in accordance with Subsection 4.2(c)(iv) below.

(iv) Calculation of Income Allocable to Excess Elective Deferrals. The Plan Administrator shall use the method provided in Section 5.2 herein for computing the income allocable to corrective distributions and Matching Contributions which are forfeited pursuant to this Section, provided that the method does not violate Section 401(a)(4) of the Code, is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income to all Participants’ Accounts. The Plan will not fail to use a reasonable method for computing the income allocable to Excess Contributions or forfeited Matching Contributions merely because the income allocable to Excess Contributions is determined on a date that is no more than seven (7) days before the distribution. For Plan Years beginning after December 31, 2005, and before January 1, 2007, income or loss allocable to the period between the end of the taxable year and the date of distribution (“gap period”) must be taken into account for corrective distributions and forfeited Matching Contributions.

Section 4.3 Safe Harbor Contributions. The provisions of this Section shall not apply. If this Section is applicable then any provisions relating to the ADP Test described in Section 401(k)(3) of the Code or the ACP Test described in Section 401(m)(2) of the Code and as set forth in this Article do not apply. To the extent that any other provision of the Plan is inconsistent with the provisions of this Section, the provisions of this Section govern.

(a) Safe Harbor Matching Contributions. If this Section applies, the Employer will contribute for the Plan Year a Safe Harbor Matching Contribution to the Plan on behalf of each Eligible Employee equal to (i) 100% of the amount of the Employee’s 401(k) Contributions that do not exceed 3% of the Employee’s Compensation for the Plan Year, plus (ii) 50% of the amount of the Participant’s 401(k) Contributions that exceed 3% of the Employee’s Compensation but that do not exceed 5% of the Employee’s Compensation. The Matching Contribution shall be 100% vested.

(b) Eligible Employee. For purposes of this Section, the words “Eligible Employee” mean an Employee eligible to make 401(k) Contributions under the Plan for any part of the Plan Year or who would be eligible to make 401(k) Contributions but for a suspension due to a hardship distribution described in Article VI of the Plan or to statutory limitations, such as Sections 402(g) and 415 of the Code.

(c) Distribution Restrictions. The Participant’s accrued Benefit derived from Safe Harbor Contributions is non-forfeitable and may not be distributed earlier than the Participant’s severance from employment, death, disability, an event described in Section 401(k)(10) of the Code, or the attainment of age 59 1/2.

(d) Notice Requirement. At least 30 days, but not more than 90 days, before the beginning of the Plan Year, the Employer will provide each Eligible Employee a comprehensive notice of the employee’s rights and obligations under the Plan, written in a manner calculated to be understood by the average Eligible Employee. If an Employee becomes eligible after the 90th day before the beginning of the Plan Year and does not receive the notice for that reason, the notice must be provided no more than 90 days before the Employee becomes eligible but not later than the date the Employee becomes eligible.

(e) Election Periods. In addition to any other election periods provided under the Plan, each Eligible Employee may make or modify a deferral election during the 30-day period immediately following receipt of the notice described above.

Section 4.4 Average Deferral Percentage Test. This Section shall not apply if the Plan provides for Safe Harbor Contributions pursuant to Section 4.3.

(a) ADP Test. The Plan, with respect to a Plan Year, must satisfy the actual deferral percentage test (“ADP Test”) set forth in Section 401(k)(3) of the Code and Treasury Regulation 1.401(k)-2 as modified by (b) below. The ADP for Participants who are HCEs for the Plan Year shall not exceed the greater of:

(i) the ADP for Participants who are NHCEs for the current Plan Year multiplied by 1.25, or

(ii) the lesser of (i) the ADP for Participants who are NHCEs for the current Plan Year multiplied by 2 and (ii) the ADP for Participants who are NHCEs for the current Plan Year plus two percentage points.

(b) Special Rules. In performing the ADP Test, the following special rules will apply:

(i) The deferral percentages of Participants who are covered by a collective bargaining agreement between employee representatives and an Employer will be disaggregated from the deferral percentages of other Participants and the provisions of this Section will be applied separately with respect to each group.

(ii) For the first Plan Year if the Plan permits any Participant to make Elective Deferrals and this is not a successor plan, for purposes of the ADP Test, the prior year’s NHCEs’ ADP shall be 3% unless the Employer has elected to use the current Plan Year’s ADP for these Participants.

(iii) The Plan Administrator may permissively aggregate the Plan with other plans to the extent permitted under Treasury Regulation §1.401(k)-1.

(iv) The Plan Administrator may permissively disaggregate the deferral percentages of Participants under the age of 21 or with less than one Year of Service and apply the provisions of this Section separately with respect to such Participants and the remaining Participants as permitted under Section 401(k)(3)(F) of the Code and applicable Treasury Regulations.

(v) For purposes of this Section, the ADP for any Participant who is an HCE for the Plan Year and who is eligible to make 401(k) Contributions or Special Section 401(k) Contributions under two or more plans or arrangements (“CODAs”) that are maintained by the Employer or an Affiliated Employer shall be determined as if all such 401(k) Contributions and Special Section 401(k) Contributions were made under each plan or arrangement. If an HCE participates in two or more such plans or arrangements that have different Plan Years, all ADP Test Contributions made during the Plan Year under all such plans shall be aggregated. For Plan Years beginning before 2006, all such CODAs ending with or within the same calendar year shall be treated as a single arrangement. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under regulations under Section 401(k) of the Code.

(vi) In the event that this Plan satisfies the requirements of Section 401(k), 401(a)(4), or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then this Section shall be applied by determining the ADP of employees as if all such plans were a single plan.

(vii) For purposes of determining the ADP test, Elective Deferrals must be made before the end of the 12 month period immediately following the Plan Year to which the Contributions relate.

(viii) Plans may be aggregated in order to satisfy Section 401(k) of the Code only if they have the same Plan Year and use the same ADP testing method.

(ix) The Plan Administrator may take Special Section 401(k) Contributions into account for purposes of calculating a Participant’s ADP. In determining Testing Deferrals for purposes of the ADP Test, the Plan Administrator shall include the amount of Special Section 401(k) Contributions that are necessary to meet the ADP Test. Provided, however, any Special Section 401(k) Contribution that is taken into account under the ACP Test is not permitted to be taken into account for purposes of the ADP Test and any Special Section 401(k) Contribution that is taken into account under the ADP Test is not permitted to be taken into account under the ACP Test.

(c) Methods to Correct Violations of ADP Test.

(i) Correction Method. In the event the ADP Test for a Plan Year is not satisfied, (1) the Employer may make Special Section 401(k) Contributions to Participants who are NHCEs included in such tests in the ratio which each such Participant’s Compensation for the Plan Year bears to the total Compensation of all such NHCEs for such Plan Year, (2) the Plan Administrator may distribute the Excess Elective Contributions of HCEs as discussed below, or (3) a combination of the foregoing remedies may be applied in order that one of the foregoing tests is met for such Plan Year in accordance with the requirements of Section 401(k) of the Code and regulations promulgated thereunder. For Plan Years beginning after December 31, 2005, the Employer will not make Special Section 401(k) Contributions for a Plan Year in an amount that will exceed the product of (1) a NHCEs testing compensation and (2) the greater of (i) five percent (5%) or (ii) two times the Plan’s “representative contribution rate.” For purposes of this paragraph, the Plan’s representative contribution rate is the lowest applicable contribution rate of any eligible NHCE among a group of eligible NHCEs that consists of half of all eligible NHCEs for the Plan Year (or, if greater, the lowest applicable contribution of any eligible NHCE in the group of all eligible NHCEs for the Plan Year and who is employed on the last day of the Plan Year). The applicable contribution rate for an eligible NHCE is the sum of the qualified matching contributions and qualified nonelective contributions made for the eligible NHCE for the Plan Year, divided by the eligible NHCE’s Compensation for the same period.

(ii) Distribution or Recharacterization of Excess Contributions. To satisfy the ADP Test, the Plan Administrator may (1) cause Excess Contributions to be recharacterized as Pre-tax Catch-Up Contributions (if eligible) to the maximum extent possible and (2) distributed to the extent of any Excess Contributions remaining after such recharacterization. An HCE may designate the extent to which the excess amount is composed of Pre-Tax Contributions and Roth Contributions (if allowed under the terms of the Plan), but only to the extent such types of deferrals were made for the year. If an HCE does not so designate, the Plan will distribute Roth Contributions first. Such distributions shall be distributed to such HCEs on the basis of the contribution amounts by, or on behalf of, each such person taken into account in determining such person’s ADP. To avoid penalty, Excess Contributions and income allocable thereto for the applicable Plan Year must be distributed no later than 2 1/2 months after the end of the Plan Year to avoid the 10% excise tax, and in no event later than 12 months after a Plan Year. Furthermore, any Matching Contribution corresponding to the Excess Contribution that is distributed shall be forfeited.

(iii) Calculation of Income Allocable to Excess Contributions. The Plan Administrator shall use the method provided in Section 5.2 herein for computing the income allocable to corrective distributions, provided that the method does not violate Section 401(a)(4) of the Code, is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income to all Participants’ Accounts. A Plan will not fail to use a reasonable method for computing the income allocable to

Excess Contributions merely because the income allocable to Excess Contributions is determined on a date that is no more than seven (7) days before the distribution. For Plan Years beginning after December 31, 2005, and before January 1, 2007, income or loss allocable to the period between the end of the taxable year and the date of distribution (“gap period”) must be taken into account for corrective distributions.

(d) Definitions. The following definitions shall apply for purposes of this Section:

(i) Actual Deferral Percentage or ADP. The words “Actual Deferral Percentage” or “ADP” shall mean, for a specified group of Participants for a Plan Year, the average of the ratios calculated separately for each Participant in such group of (1) the amount of Testing Deferrals for such Participant for the Plan Year to (2) the Testing Compensation of such Participant for such Plan Year.

(ii) Excess Contributions. The words “Excess Contributions” shall mean, with respect to any Plan Year, the excess of (1) the aggregate amount of Testing Deferrals used in computing the ADP of HCEs for such Plan Year, over (2) the maximum amount of such contributions permitted by the ADP Test (determined by hypothetically reducing contributions made on behalf of HCEs in the order of their ADPs, beginning with the highest of such percentages); provided that, the amount of Excess Contributions to be distributed shall be reduced by Excess Elective Deferrals previously distributed for the taxable year ending in the same Plan Year.

(iii) Qualified Non-Elective Contributions or QNECs. The words “Qualified Non-Elective Contributions” or “QNECs” shall mean Special Section 401(k) Contributions described in Section 4.5 herein.

(iv) Testing Compensation: The words “Testing Compensation” shall mean Compensation as set forth in Section 2.1(m) subject to the following. Testing Compensation shall be based on the amount actually paid to a Participant during the testing year or, at the option of the Employer, during that portion of the testing year during which the Participant is an active Participant; provided, however, that if the Employer elected different eligibility service requirements for purposes of making eligibility to make 401(k) Contributions and to receive Matching Contributions, then Testing Compensation must be based on the amount paid to a Participant during the full testing year. The annual Testing Compensation of each active Participant taken into account in applying the ADP Test and the ACP Test shall not exceed the annual compensation limit under Section 401(a)(17) of the Code as in effect on the first day of the testing year as adjusted by the Secretary to reflect increases in the cost of living, as provided in Section 401(a)(17)(B) of the Code; provided, however, that the dollar increase in effect on January 1 of any calendar year is effective for “testing years” beginning in such calendar year. If a Plan determines Testing Compensation over a period that contains fewer than 12 calendar months (a “short determination period”), then the Compensation limit for such short determination period is equal to the Compensation limit for the calendar year in which the “short determination Period” begins multiplied by the ratio obtained by dividing the number of full months in the short determination period by 12; provided, however, that such proration shall not apply if there is a “short determination period” because (1) the Employer elected in accordance with any rules and regulations issued by the Secretary of the Treasury or his delegate to apply the ADP Test and /or the ACP Test based only on amounts paid during the portion of the testing year during which an individual was eligible to make such Contributions or (2) an Employee is covered under the Plan for fewer than 12 calendar months.

(v) Testing Deferrals: The words “Testing Deferrals” shall mean 401(k) Contributions (including Excess Elective Deferrals of HCEs), Special Section 401(k) Contributions, and any Contributions that qualify as qualified non-elective contributions and qualified matching contributions under the Treasury Regulations, but excluding 401(k) Contributions and Special Section 401(k) Contributions that are taken into account in the ACP Test (provided that the ADP Test is satisfied both with and without exclusion of these Contributions.

Section 4.5 Special Section 401(k) Contributions. Except in the case when the prior year method is used for purposes of the ADP or ACP Tests, the Employer may make additional Contributions, within its discretion, to the Plan for the benefit of Participants who are necessary to pass the ADP Test or the ACP Test. Additional Contributions shall be subject to all the provisions governing a Participant’s 401(k) Contribution Account, including, without limitation, the requirement that such contributions shall be 100% vested and nonforfeitable by the Participant. Special Section 401(k) Contributions are subject to the same distribution restrictions as 401(k) Contributions. Any allocation formula must satisfy additional requirements specified in Regulation § 1.401(k)-2(a)(6) and § 1.401(m)-2(a)(6).

Section 4.6 Profit Sharing Contributions – Safe Harbor. An Employer may make discretionary Profit Sharing Contributions. Profit Sharing Contributions for each Plan Year (reduced by Forfeitures) shall be allocated and credited to the applicable corresponding Profit Sharing Contribution Accounts of all Participants who earn 1,000 Hours of Employment Service for such Plan Year; provided that, for Plan Years beginning prior to the Effective Date, the rules of the Predecessor Plan, if any, shall apply with respect to eligibility to receive an allocation as aforesaid. Profit Sharing Contributions shall be allocated and credited in the proportion that each such Participant’s Compensation for such Plan Year bears to the total Compensation for such Plan Year for all such Participants.

(i)

Section 4.7 Matching Contributions. With respect to each Plan Year, the Employer may make a Matching Contribution equal to a percentage of each Participant’s 401(k) Contributions, limited to a specific percentage of Compensation for each Participant. The Employer shall determine the applicable percentage. Matching Contributions shall be made only with respect to those Participants who earn at least 1,000 Hours of Employment Service during the Plan Year; provided, the Matching Contribution will be made regardless of whether a Participant satisfies such service requirement if such Participant’s employment is terminated due to death, disability or retirement on his Early Retirement Date or Normal Retirement Date.

Section 4.8 After Tax Contributions. This Section shall not apply to the Plan.

Section 4.9 ACP Test on Matching Contributions and After Tax Contributions. This Section shall not apply if the Plan provides for Safe Harbor Contributions pursuant to Section 4.3.

(a) ACP Test. The Plan will satisfy the actual contribution percentage test (“ACP Test”) set forth in Section 401(m)(2) of the Code and Treasury Regulation § 1.401(m)-1(b), as modified by Subsection (b) below. The Average Contribution Percentage (ACP) for Participants who are HCEs for the Plan Year shall not exceed the greater of:

(i) The ACP for Participants who are NHCEs for the current Plan Year multiplied by 1.25; or

(ii) The lesser of (i) the ACP for Participants who are NHCEs for the current Plan Year multiplied by two, and (ii) the ACP for Participants who are NHCEs for the current [Optional - prior] plus two percentage points.

(b) Special Rules. In performing the ACP Test described in Subsection (a), above, the following special rules will apply:

(i) The deferral percentages of Participants who are covered by a collective bargaining agreement between employee representatives and an Employer will be disaggregated from the deferral percentages of other Participants and the provisions of this Section will be applied separately with respect to each group.

(ii) For the first Plan Year, if this Plan permits any Participant to make After Tax Contributions, provides for Matching Contributions or both, and this is not a successor plan, for purposes of the ACP Test, the prior year’s NHCEs’ ACP shall be 3% unless the current year testing method has been selected.

(iii) The Plan Administrator may permissively aggregate the Plan with other plans to the extent permitted under Treasury Regulation § 1.401(m)-1.

(iv) The Plan Administrator may permissively disaggregate the deferral percentages of Participants under the age of 21 or with less than one Year of Service and apply the provisions of this section separately with respect to such Participants and the remaining Participants as permitted under Section 401(m)(5)(C) of the Code and applicable Treasury Regulations.

(v) For purposes of this Section, the ACP for any Eligible Participant who is a HCE for the Plan Year and who is eligible to make or receive ACP Test Contributions (or amounts equivalent thereto under any other plan) allocated to his account under two or more plans described in Section 401(a) of the Code or arrangements described in Section 401(k) of the Code that are maintained by the Employer or an Affiliated Employer shall be determined as if all such contributions were made under each plan or arrangement. If an HCE participates in two or more such plans or arrangements that have different Plan Years, all ACP Test Contributions made during the Plan Year under all such Plans shall be aggregated. For Plan Years beginning before 2006, all such plans and arrangements ending with or within the same calendar year shall be treated as a single plan or arrangement. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under regulations under Section 401(m) of the Code.

(vi) In the event that this Plan satisfies the requirements of Section 401(k), 401(a)(4), or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then this Section shall be applied by determining the ADP of employees as if all such plans were a single plan.

(vii) Plans may be aggregated in order to satisfy Code Section 401(m) only if they have the same Plan Year and use the same ACP testing method.

(viii) The Plan Administrator may take Special Section 401(k) Contributions into account for purposes of calculating a Participant’s ADP. In determining testing deferrals for purposes of the ADP Test, the Plan Administrator shall include the amount of Special Section 401(k) Contributions that are necessary to meet the ADP Test. Provided, however, any Special Section 401(k) Contribution that is taken into account under the ACP Test is not permitted to be taken into account for purposes of the ADP Test and any Special Section 401(k) Contribution that is taken into account under the ADP Test is not permitted to be taken into account under the ACP Test.

(c) Distribution of Excess Aggregate Contributions to Correct Violations of ACP Limitation.

(i) General. Notwithstanding any other provision of the Plan, to avoid penalty, Excess Aggregate Contributions and income allocable thereto shall be forfeited, if forfeitable, or if not forfeitable, must be distributed no later than 12 months after the end of the Plan Year (2 1/2 months to avoid the 10% excise tax) to Participants on whose behalf such Excess Aggregate Contributions were made for the preceding Plan Year. After-Tax Contributions shall be distributed first, and then, to the extent necessary, Matching Contributions shall be distributed. Excess Aggregate Contributions are allocated to the HCEs with the largest amounts of ACP Test Contributions taken into account in calculating the ACP test for the year in which the excess arose, beginning with the HCEs with the largest amount of such ACP Test Contributions and continuing in descending order until all the Excess Aggregate Contributions have been allocated.

(ii) Calculation of Income Allocable to Excess Aggregate Contributions. The Plan Administrator shall use the method provided in Section 5.2 herein for computing the income allocable to corrective distributions, provided that the method does not violate Section 401(a)(4) of the Code, is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income to all Participants’ Accounts. A Plan will not fail to use a reasonable method for computing the income allocable to Excess Contributions merely because the income allocable to Excess Contributions is determined on a date that is no more than seven (7) days before the distribution. For Plan Years beginning after December 31, 2005, and before January 1, 2007, income or loss allocable to the period between the end of the taxable year and the date of distribution (“gap period”) must be taken into account for corrective distributions.

(iii) Allocation of Forfeitures. Amounts forfeited by HCEs under this Subsection and the ADP Test shall be treated as Annual Additions under this Plan and allocated in accordance with this Article, after all other Forfeitures have been allocated. Notwithstanding the foregoing, no Forfeitures arising under this Subsection shall be allocated to the Account of any HCEs.

(d) Definitions. The following definitions shall apply for purposes of this Section:

(i) Actual Contribution Percentage (ACP). The words “Actual Contribution Percentage” or “ACP” shall mean for a specified group of participants for a Plan Year, the average of the ratios calculated separately for each Participant in such group of (1) the amount of ACP Test Contributions for such Participant for the Plan Year to (2) the Testing Compensation of such Participant for such Plan Year.

(ii) ACP Test Contributions. The words “ACP Test Contributions” shall mean the sum of Matching Contributions, After Tax Contributions (if applicable), and Special Section 401(k) Contributions (to the extent not taken into account for purposes of the ADP Test) made under the Plan on behalf of the Participant for the Plan Year. Such ACP Test Contributions shall not include Matching Contributions that are forfeited either to correct Excess Aggregate Contributions or because the contributions to which they relate are Excess Deferrals, Excess Contributions, or Excess Aggregate Contributions. The Employer also may elect to use Elective Deferrals in the ACP Test Contributions so long as the ADP Test is met before the Elective Deferrals are used in the ACP Test and continues to be met following the exclusion of those Elective Deferrals that are used to meet the ACP Test.

(iii) Excess Aggregate Contributions. The words “Excess Aggregate Contributions” shall mean, with respect to any Plan Year, the excess of (1) the ACP Test Contributions taken into account in computing the numerator of the ACP for HCEs for such Plan Year, over (2) the maximum ACP Test Contributions permitted by the ACP Test (determined by hypothetically reducing contributions made on behalf of HCEs in order of their ACP beginning with the highest of such percentages.

Section 4.10 Top-Heavy Plan.

(a) Employer Minimum Contribution. Notwithstanding anything herein to the contrary, if this Plan shall be a Top-Heavy Plan for a particular Plan Year, then the sum of the Employer Contributions and Forfeitures allocated to the Account of any Non-Key Employee who is a Participant in the Plan must equal a Contribution (“Employer Minimum Contribution”) equal to at least 3% of such Participant’s Compensation. However, a lower Employer Minimum Contribution is permissible where the largest Employer Contribution made or required to be made for Key Employees is less than 3% of Compensation and the Employer has no defined benefit plan which designates the Plan to satisfy Section 401(a) of the Code. The contribution made or required to be made on behalf of any Key Employee is equal to the ratio of the sum of the contributions made or required to be made and Forfeitures allocated for such Key Employee divided by the Compensation for such Key Employee. In determining the amount of any contributions made for any Key Employee, amounts treated as “deferrals of compensation”

pursuant to Section 401(k) of the Code will be considered as a contribution made by the Employer. Thus, the Employer Minimum Contribution that must be provided for any Non-Key Employee for any Plan Year in which the Plan is a Top-Heavy Plan is the largest percentage of Compensation provided on behalf of any Key Employee for that Plan Year (if the largest percentage of Compensation provided on behalf of any Key Employee for that Plan Year is less than 3%). This Employer Minimum Contribution shall be made even though, under other Plan provisions, the Participant would have received a lesser allocation of the Plan Year because of (i) the Participant’s failure to complete 1,000 Hours of Employment Service (or any equivalent provided in the Plan), or (ii) the Participant’s failure to make mandatory Employee Contributions, if required, including any contributions made as “deferrals of compensation” pursuant to Section 401(k) of the Code. Such Employer Minimum Contribution provisions shall not apply to any Participant to the extent the Participant is covered under any other plan or plans of the Employer and the Employer has provided that the minimum allocation or benefit requirement applicable to top-heavy plans will be met in the other plan or plans, or the Participant is not employed on the Anniversary Date of the applicable Plan Year. Any Employer Minimum Contribution on behalf of a Participant shall not be subject to integration with Social Security Act.

(b) Application of Top-Heavy Provisions. The top-heavy provisions of this Section shall be applied as follows:

(i) Single Plan Determination. Unless this Plan is included in an Aggregation Group, it will be considered top-heavy and the provisions of this Section shall be applicable, if, as of a Determination Date, the cumulative aggregation of the accounts (within the meaning of Section 416(g) of the Code and regulations and rulings thereunder) of Key Employees under the Plan exceeds 60% of the cumulative accounts of all employees under the Plan as determined in accordance with Section 416(g) of the Code and regulations and rulings thereunder.

(ii) Aggregation Group Determination. If the Plan is included in an Aggregation Group, it will be considered top heavy and the provisions of this Section shall be applicable, if, as of a Determination Date, the sum of accounts (within the meaning of Section 416(g) of the Code and regulations and rulings thereunder) of Key Employees under all defined contribution plans in the Aggregation Group and the cumulative accrued benefits (within the meaning of Section 416(g) of the Code and regulations and rulings thereunder) of Key Employees under all defined benefit plans in such group exceed 60% of the same amounts determined for all employees under all plans included in the Aggregation Group.

(c) Top-Heavy Test. This subsection shall apply for purposes of determining the present values of the amounts of Account balances of Employees as of the determination date.

(i) Distributions During Year Ending on the Determination Date. The present values of the amounts of Account balances of an Employee as of the Determination Date (defined herein in Subsection (d)(iv)) shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under Section 416(g)(2) of the Code during the 1-year period ending on the Determination Date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than severance from employment, death, or disability, this provision shall be applied by substituting 5-year period for 1-year period.

(ii) Employees Not Performing Services During Year Ending on the Determination Date. The accounts of any individual who has not performed services for the Employer and its Affiliated Employers during the 1-year period ending on the Determination Date shall not be taken into account.

(d) Definitions. For the purposes of this Section the following definitions shall be applicable:

(i) Aggregation Group: The words “Aggregation Group” shall mean a Permissive Aggregation Group or a Required Aggregation Group, as applicable.

(ii) Permissive Aggregation Group: The words “Permissive Aggregation Group” shall mean the Required Aggregation Group of plans plus any other plan or plans of the Employer which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Sections 401(a)(4) and 410 of the Code.

(iii) Required Aggregation Group: The words “Required Aggregation Group” shall mean (1) each qualified plan of the Employer in which at least one Key Employee participates or participated at any time during the Plan Year containing the determination date or any of the four preceding Plan Years (regardless of whether the Plan was terminated), and (2) any other qualified plan of the Employer which enables a plan described in (1) to meet the requirements of Sections 401(a)(4) or 410 of the Code.

(iv) Determination Date: The words “Determination Date” shall mean, with respect to any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year, and for the first Plan Year of the Plan, the last day of that Plan Year.

(v) Key Employee: In determining whether the Plan is top-heavy for Plan Years beginning after December 31, 2001, the words “Key Employee” means any Employee or former Employee (including any deceased employee) who at any time during the Plan Year that includes the Determination Date is an officer of the Employer having an annual Compensation greater than $130,000 (as adjusted under Section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002), a 5-percent owner of the Employer, or a 1-percent owner of the Employer having an annual Compensation of more than $150,000. In determining whether a plan is top heavy for Plan Years beginning before January 1, 2002, Key Employee means any Employee or former employee (including any deceased Employee) who at any time during the 5-year period ending on the Determination Date, is an officer of the Employer having an annual Compensation that exceeds 50 percent of the dollar limitation under Section 415(b)(1)(A) of the Code, an owner (or considered an owner under Section 318 of the Code) of one of the ten largest interests in the Employer if such individual’s Compensation exceeds 100 percent of the dollar limitation under Section 415(c)(1)(A) of the Code, a 5-percent owner of the Employer, or a 1-percent owner of the Employer who has an annual Compensation of more than $150,000. For purposes of this Subsection (v), annual Compensation means Compensation within the meaning of Section 2.1(m) hereof.

(vi) Non Key Employee: The words “Non Key Employee” shall mean any Employee who is not a Key Employee.

(vii) Top-Heavy Compensation: The words “Top-Heavy Compensation” shall mean for all purposes under this Section, annual Compensation as defined in Section 2.1(m) hereof for the Plan Year containing the Determination Date.

(e) Top-Heavy Determination. The Plan Administrator shall determine whether the Plan is a Top-Heavy Plan with respect to each Plan Year and such determination shall be final and binding on all Participants.

Section 4.11 Allocation of Forfeitures. Subject to the provisions related to the reinstatement of Forfeitures in Article VI, the sum of all forfeited amounts by Participants becoming allocable during a Plan Year which are attributable to Employer Contributions shall be applied first to pay or offset administrative expenses of the Plan for the year and next to reduce the Matching Contributions or Profit Sharing Contributions. Forfeitures arising under Subsection 6.2(b) herein shall be allocated on the Anniversary Date within the Plan Year in which occurs the earlier of (i) the Participant’s receipt of a cash out of his entire vested Benefit, (ii) the Participant’s termination of his employment with the Employer, and he has no vested rights in a Benefit which event shall be deemed to be a payment to the Participant and a cash out of his Benefit for all purposes, or (iii) the Participant’s incurrence of five consecutive one-year Breaks-in-Service; provided, Forfeitures shall not be allocated on the Anniversary Date within the Plan Year in which (i) above applies if the Participant is reemployed with the Employer and repays all of such cash out within the same said Plan Year; provided further, Forfeitures shall not be allocated on the Anniversary Date within the Plan Year in which (ii) above applies if the Participant is reemployed by the Employer within the same said Plan Year. Forfeitures arising hereunder will be allocated only for the benefit of Participants of the Employer which adopted this Plan; provided further, effective for Plan Years commencing after 1989, all Affiliated Employers shall be aggregated and hypothetically treated as if they were one single Employer and as if all Participants were employed by such hypothetical single Employer, and Forfeitures shall be uniformly allocated in accordance with the foregoing formula as if there were one Employer.

Section 4.12 Limitation on Allocation of Employer Contributions. The provisions of this Section shall be effective for Plan Years beginning after December 31, 2001. The following provisions will be applicable in determining if the Plan and the Employer Contributions thereto satisfy the requirements of Section 415 of the Code and the regulations thereunder.

(a) Definitions. For the purposes of this Section the following definitions shall be applicable:

(i) Annual Additions: For purposes of the Plan, “Annual Additions” shall mean the amount allocated to a Participant’s Account during the Limitation Year that constitutes:

(1) Contributions by the Employer,

(2) Elective Deferrals (including any Excess Contributions which have been refunded as provided in Section 4.2 herein but excluding excess deferrals that are distributed in accordance with Treas. Reg. § 1.402(g)-1(e)(2) or (3), but excluding any Employee Contributions described in Section 414(v) of the Code),

(3) After Tax Contributions (including any Excess Aggregate Contributions which have been refunded as provided in Section 4.8 herein),

(4) Forfeitures,

(5) Amounts allocated to an individual medical account, as defined in Section 415(1)(2) of the Code, which is part of a pension or annuity plan maintained by the Employer are treated as annual additions to a defined contribution plan; and amounts derived from contribution plans or accrued after December 31, 1985, and taxable years ending after such date, which are attributable to post-retirement medical benefits, allocated to the separate account of a key employee, as defined in Section 419(A)(d)(3) of the Code, under a welfare benefit fund, as defined in Section 419(e) of the Code, maintained by the Employer are treated as annual addition to a defined contribution plan, and

(6) Any excess amount applied under Section 4.12(c), Third, in the Limitation Year to reduce Employer Contributions will be considered Annual Additions for such Limitation Year.

If a Participant is covered under another qualified defined contribution plan maintained by the Employer, Annual Additions which may be credited to the Participant’s Account under this Plan for a Limitation Year will be limited in accordance with the provisions of this Section 4.12 as though the other plan were a part of this Plan.

If, in addition to this Plan, the Participant is covered under another qualified plan which is a defined contribution plan maintained by the Employer, a welfare benefit fund, as defined in Section 419(e) of the Code maintained by the Employer, or an individual medical benefit account, as defined in Section 415(1)(2) of the Code maintained by the Employer, which provides for Annual Additions during any Limitation Year, then the Annual Additions which may be credited to a Participant’s Account under this Plan for any such Limitation Year will not exceed the Maximum Permissible Amount reduced by the Annual Additions credited to a Participant’s Account under the other plans and welfare benefit funds for the same Limitation Year. If the Annual Additions with respect to the Participant under other defined contribution plans and welfare benefit plans maintained by the Employer are less than the Maximum Permissible Amount and the Employer contribution that would otherwise be contributed or allocated to the Participant’s Account under this Plan would cause the Annual Additions for the Limitation Year to exceed this limitation, the amount contributed or allocated will be reduced so that the Annual Additions under all such plans and funds for the Limitation Year will equal the Maximum Permissible Amount. If the Annual Additions with respect to the Participant under such other defined contribution plans and welfare benefit funds in the aggregate are equal to or greater than the Maximum Permissible amount, no amount will be contributed or allocated to a Participant’s Account under this Plan for the Limitation Year.

(ii) Actual Compensation. The words “Actual Compensation” shall mean a Participant’s wages, salaries, and fees for professional services and other amounts received without regard to whether or not an amount is paid in cash for personal services actually rendered in the course of employment with the Employer, to the extent that the amounts are includible in gross income (or to the extent amounts deferred at the election of the Employee would be includible in gross income but for the rules of Sections 125(a), 132(f)(4) (for limitation years beginning after December 31, 2001), 402(g)(3) or 457(b) of the Code). These amounts include, but are not limited to, commissions paid to salespersons, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable plan as described in Treas. Reg. §1.62-2(c)).

(1) For purposes of applying the limitations of this Section, Actual Compensation for a Limitation Year is the compensation actually paid or made available during such Limitation Year. Notwithstanding the preceding sentence to the contrary, Actual Compensation for a Participant who is permanently and totally disabled (as defined in Section 22(e)(3) of the Code) is the compensation such Participant would have received for the Limitation Year if the Participant had been paid at the rate of compensation paid immediately before becoming permanently and totally disabled; and, such imputed compensation for the disabled Participant may be taken into account only if the Participant is not an officer, a director, or highly compensated, and contributions made on behalf of such Participant are nonforfeitable when made.

(2) Amounts under Section 125 of the Code include any amounts not available to a Participant in cash in lieu of group health coverage because the Participant is unable to certify that he or she has other health coverage (deemed Section 125 of the Code compensation). An amount will be treated as an amount under Section 125 of the Code only if the Employer does not request or collect information regarding the Participant’s other health coverage as part of the enrollment process for the health plan.

(iii) Excess Amount: The words “Excess Amount” shall mean the excess of the Participant’s Annual Additions for the applicable Limitation Year over the Maximum Permissible Amount.

(iv) Limitation Year: The words “Limitation Year” shall mean the calendar year. All qualified plans maintained by the Employer must use the same limitation year. If the Limitation Year is amended to a different 12 consecutive month period, the new Limitation Year must begin on a date within the Limitation Year in which the amendment is made. If a short Limitation Year is created because of an amendment changing the Limitation Year to a different 12 consecutive month period, the Maximum Permissible Amount will not exceed the Defined Contribution Dollar Limitations multiplied by the following fraction (number of months in the short Limitation Year/12).

(v) Maximum Permissible Amount: Except for Pre-tax Catch-Up Contributions under Section 414(v) of the Code, the words “Maximum Permissible Amount” shall mean for the applicable Limitation Year, the “maximum permissible amount” which may be contributed or allocated to or made with respect to any Participant which amount shall be the lesser of:

(1) $40,000, as adjusted for cost-of-living under Code Section 415(d) (the “Defined Contribution Dollar Limitation”), or

(2) 100% of the Participant’s Actual Compensation for the Limitation Year.

The compensation limitation referred to above shall not apply to: (1) any contribution for medical benefits (within the meaning of Section 419A(f)(2) of the Code) after separation from service which is otherwise treated as an Annual Addition, or (2) any amount otherwise treated as an Annual Addition under Section 415(1)(1) of the Code.

(b) Determination of Excess. If an excess amount was allocated to a Participant on an Allocation Date of this Plan which coincides with an allocation date of another plan, the excess amount attributed to this Plan will be the product of (1) the total excess amount allocated as of such date times (2) the ratio of (i) the Annual Additions allocated to the Participant for the Limitation Year as of such date under this Plan to (ii) the total Annual Additions allocated to the Participant for the Limitation Year as of such date under this and all other qualified plans which are defined contribution plans.

(c) Treatment of Excess. In the event that the Employer determines that there has in fact been an over contribution of an amount (whether or not previously allocated to a particular Participant’s Account) to which the foregoing Subsections apply as a result of the allocation of Forfeitures, a reasonable error in estimating a Participant’s annual Compensation, or a reasonable error in determining Excess Elective Deferrals (as defined in Section 4.2(a)), then, in the Limitation Year in which such Excess Amount is discovered, the Excess Amount will be disposed of as follows:

First:	Any Excess Amount attributable to 401(k) Contributions and Catch-Up Contributions (and any earnings thereon) to the extent they would reduce the Excess Amount shall be returned to the Participant.

Second:	Any nondeductible voluntary After Tax Contributions (plus attributable earnings), to the extent they would reduce the Excess Amount, will be returned to the Participant;

Third:

If the Participant is covered by the Plan at the end of the applicable Limitation Year, the Excess Amount (and earnings thereon) shall be used to reduce Employer Contributions attributable to such Account for such Participant in the immediately next following Limitation Year, and each succeeding Limitation Year, if necessary, until such Excess Amount (and earnings thereon) have been applied as provided herein. If any Participant is not covered by the Plan at the end of the applicable Limitation Year, the Excess Amount will be held unallocated in an “Excess Amount Suspense Account” (“Suspense Account”). The Suspense Account will be applied to reduce future Employer Contributions in the next applicable Limitation Year, and each succeeding Limitation Year thereafter, if necessary. No Excess Amount may be distributed to Participants or former Participants nor shall any amounts held in a Suspense Account share in any increases or decreases to the Trust Fund as provided under Section 5.2 hereof.

Section 4.13 Latest Time Contributions Can Be Made. Unless payment to the Plan is specifically required by applicable law to be made earlier, actual payment of Employer Contributions, 401(k) Contributions, and Special Section 401(k) Contributions may be made following the close of the Employer’s taxable year at any time prior to the date on which the federal income tax return of the Employer is filed for such taxable year including extensions of time granted for filing such return.

Section 4.14 Suspension of Contributions. Nothing in this Plan shall be construed to prevent the Employer from suspending Employer Contributions for any period, but such a suspension, whether temporary or permanent, shall not of itself terminate the Trust. When contributions are completely discontinued, the Benefits of the Participants shall immediately be 100% vested and nonforfeitable, but there shall not be any immediate vesting of Benefits when contributions are temporarily suspended.

Section 4.15 Contributions for Members of an Affiliated Group. Any of the Company or participating affiliates or subsidiaries who are members of an affiliated group of corporations, as defined in Section 1504 of the Code, may make contributions to the Trust in the manner prescribed by Section 404(a)(3)(B) of the Code; provided the Profit Sharing Contributions and all Forfeitures of Profit Sharing Contributions shall be allocated among all Participants in the Plan in the manner provided in Article IV hereof on the basis that all such Participants were employed by the Company.

Section 4.16 Contributions Under Mistake of Fact. In the case of a contribution which is made by the Employer under a bona fide mistake of fact or a contribution which is disallowed for deduction under Section 404 of the Code, the Employer shall withdraw the portion of such contribution, attributable to such mistake of fact or denial of deduction, within one year of the mistaken payment or the date of disallowance of the deduction, whichever applies. Upon such withdrawal of such portion of the contribution by the Employer, the rights of the Participants therein shall cease and come to an end with the same effect as if such portion of the contribution had never been made. Earnings attributable to such portion of the contribution shall not be returned to the Employer, but losses attributable thereto shall reduce the amount to be so returned. In no event shall the withdrawal of the amount attributable to any mistaken contribution cause the balance of any Participant’s Account to be reduced to less than the balance which would have been in such Account had such mistaken amount not been contributed.

ARTICLE V.

ACCOUNTING

Section 5.1 Accounts. The Plan Administrator shall establish and maintain Accounts for each of the Participants. Such Accounts shall be primarily for accounting purposes. The Plan Administrator may delegate the responsibility for the maintenance of such Accounts to the Trustees or others. The Accounts of the Participants shall be adjusted in accordance with the following Sections of this Article V.

Section 5.2 Valuation of Account Balances. The assets in a Participant’s Account will be valued on a daily basis in accordance with the normal valuation procedures of the Trustee.

(a) Valuation of the Trust Fund. The Plan Administrator shall direct the Trustee, as of each Valuation Date, to determine the net worth of the assets comprising the Trust Fund as it exists on the Valuation Date. In determining such net worth, the Trustee shall value the assets comprising the Trust Fund at their fair market value (or their contractual value in the case of a Contract or Policy) as of the Valuation Date and shall deduct all expenses for which the Trustee has not yet obtained reimbursement from the Employer or the Trust Fund. The Trustee may update the value of any shares held in the Participant Directed Account by reference to the number of shares held by that Participant, priced at the market value as of the Valuation Date.

(b) Method of Valuation. In determining the fair market value of securities held in the Trust Fund which are listed on a registered stock exchange, the Administrator shall direct the Trustee to value the same at the prices they were last traded on such exchange preceding the close of business on the Valuation Date. If such securities were not traded on the Valuation Date, or if the exchange on which they are traded was not open for business on the Valuation Date, then the securities shall be valued at the prices at which they were last traded prior to the Valuation Date. Any unlisted security held in the Trust Fund shall be valued at its bid price next preceding the close of business on the Valuation Date, which bid price shall be obtained from a registered broker or an investment banker. In determining the fair market value of assets other than securities for which trading or bid prices can be obtained, the Trustee may appraise such assets itself, or in its discretion, employ one or more appraisers for that purpose and rely on the values established by such appraiser or appraisers.

Section 5.3 Participant Returning After Break-in-Service.

(a) Separate Accounting Rule. With respect to a Participant who has previously terminated his employment with the Employer and subsequently again becomes an active Participant after incurring five consecutive one-year Breaks-in-Service, if there remains any unpaid vested Benefit in his Accounts which is attributable to such Participant’s Plan participation prior to such Breaks-in-Service (“Pre-Break Benefit”), such Pre-Break Benefit shall be held in a separate sub-account within the corresponding Account so that his Pre-Break Benefit and Benefits attributable to his Plan participation after such Breaks-in-Service are separately accounted for.

(b) Pre-Separation Account Balance. A Participant’s vested interest in the account containing the undistributed Pre-Break Benefit will be computed under the following formula.

The Employee’s vested portion of the separate account containing the undistributed Pre-Break Benefit is not less than an amount (“X”) determined by the formula: X = P (AB + (RxD)) – (RxD). For purposes of applying this formula: P is the vested percentage at the relevant time; AB is the account balance at the relevant time; D is the amount of the distribution; R is the ratio of the account balance at the relevant time to the account balance after distribution; and the relevant time is the time at which, under the Plan, the vested percentage in the account can not increase.

Section 5.4 Life Insurance Policies. As of the Effective Date, life insurance may not be purchased in the Plan.

Section 5.5 Investment Options. The following provisions of this Section shall be applicable to all Accounts.

(a) General. Pursuant to Section 404(c) of the Act, with respect to directed investments by the Participants, each Participant in the Plan is hereby given the specific authority to direct the investment of all or any portion of his Accounts in one or more of the Investment Options (as defined in Subsection (c) below) in accordance with the procedures as described below. For purposes of this Section, the Participants shall be exercising full investment control, discretion, authority and fiduciary responsibility as provided in this Plan and the related Trust of the investments in such Participants’ applicable Accounts.

(b) Election of Investment Options.

(i) Elections of Investment Options may be made by each Participant during the Plan Year and shall be effective for periods after the date of such election. An election shall be made in accordance with rules established by the Plan Administrator. This election shall continue until a subsequent election is made by such Participant or until such Participant’s Benefit represented by all of his Accounts is distributed to him or his Beneficiary, as applicable. A Participant may change his Investment Options on any day of the Plan Year.

(ii) A Participant must make his election of Investment Options by any means authorized by the Plan Administrator, including telephone or internet (if internet access is approved by the Plan Administrator) instructions. Such election of Investment Options shall become effective as soon as reasonably practicable after receipt of such election. With respect to this Section, the authority of the Plan Administrator shall be limited to prescribing the form of the Election Notice, informing the Trustee of elections of Investment Options and the types of Investment Options to be made available to the Participants.

(iii) To the extent a Participant has elected to invest his Accounts in an Investment Option, the Trustee will establish a separate sub-account under the appropriate Account reflecting the selected Investment Option. See Section 5.2 hereof with regard to the valuation of the Accounts in the Investment Option.

(iv) In the event the Trustee does not receive a proper direction for the election of an Investment Option, the Accounts of such Participant shall be invested in the Investment Option designated by the Plan Administrator until the Trustee receives proper direction.

(c) Description of Investment Options. The Investment Options which are offered to the Participants in the Plan shall be the Investment Options designated by the Plan Administrator prior to a Participant’s election and may be modified by the Plan Administrator; provided, prior to the Plan Administrator’s modification of the Investment Options, the Employer shall notify Participants of such change and provide Participants with such information as is prudent and necessary for Participants to make informed investment decisions.

ARTICLE VI.

WITHDRAWAL AND DISTRIBUTION OF BENEFITS

Section 6.1 Retirement Benefits.

(a) Normal or Disability Retirement. Unless sooner vested, a Participant’s Benefit represented by Employer Contributions shall be 100% vested and nonforfeitable on his Normal Retirement Date or Disability Retirement Date, as the case may be. A Participant shall be entitled to his Benefit in accordance with Section 6.6 herein.

(b) Postponed Retirement. Subject to the requirements of Section 401(a)(9) of the Code, if a Participant continues to work beyond his Normal Retirement Date, the Committee shall postpone payment of his Benefit until the date such Participant actually retires (herein called “Postponed Retirement Date”). Such Participant shall be entitled to his Benefit in accordance with Section 6.6 herein. The Participant shall continue to share in Employer Contributions, Forfeitures, if any, and increases and decreases to his Accounts determined pursuant to Article V herein like any other Participant until his Postponed Retirement Date.

(c) Participant’s Consent Required for Certain Distributions in Excess of $5,000. Except as otherwise provided herein, if a Participant’s vested and nonforfeitable Benefit is in excess of $5,000, the Participant must consent to any distribution of his Benefit prior to his Normal Retirement Date (except in case of the Participant’s death), and, if Qualified Joint and Survivor Annuity provisions apply, the Participant’s spouse must also consent.

Section 6.2 Termination of Employment-Vesting of Accounts.

(a) Vesting.

(i) Regular Vesting Schedule. Unless sooner vested, a Participant shall have vested and nonforfeitable rights in all or part of his Benefit represented by Employer Contributions, other than Matching Contributions, as set forth by the percentages in the applicable table hereafter set forth:

YEARS OF CREDITED SERVICE	PERCENTAGE OF EMPLOYER CONTRIBUTIONS VESTED
Less than: 2	0%
At least: 2	20%
3	40%
4	60%
5	80%
100%

(ii) Minimum Vesting on Matching Contributions. This Section shall apply to Participants with accrued benefits derived from Matching Contributions who complete an Hour of Employment Service under the Plan in a Plan Year beginning after December 31, 2001. A Participant’s accrued benefit derived from Matching Contributions shall vest according to the following schedule and the election in Section 6.2(h) shall apply:

YEARS OF CREDITED SERVICE	PERCENTAGE OF EMPLOYER CONTRIBUTIONS VESTED
Less than: 2	0%
At least: 2	20%
3	40%
4	60%
5	80%
6	100%

(iii) Top-Heavy Plan Vesting Schedule. If this Plan shall be a Top-Heavy Plan for a particular Plan Year then, notwithstanding Subsection 6.2(b) to the contrary, unless sooner vested, a Participant shall have vested and nonforfeitable rights in all or part of his Benefit represented by Employer Contributions, as set forth by the percentages in the table hereafter:

YEARS OF CREDITED SERVICE	PERCENTAGE OF EMPLOYER CONTRIBUTIONS VESTED
Less than: 2	0%
At least: 2	20%
3	40%
4	60%
5	80%
6	100%

Once the Plan becomes a Top-Heavy Plan, the Top-Heavy Plan vesting schedule shall continue to be applicable, notwithstanding the fact that the Plan shall later not be a Top-Heavy Plan. In a subsequent Plan Year, should the Plan cease to be a Top-Heavy Plan, then, any Benefits earned attributable to any Participants in the Plan during such period shall never be reduced for any reason whatsoever.

(iv) Vesting Schedule for Employer Contributions Transferred from the Lincoln National Bank 401(k) Plan. This Section shall apply to Participants with accrued benefits derived from employer contributions transferred from the Lincoln National Bank 401(k) Plan. A Participant’s accrued benefit derived from Matching Contributions shall vest according to the following schedule and the election in Section 6.2(h) shall apply:

YEARS OF CREDITED SERVICE	PERCENTAGE OF EMPLOYER CONTRIBUTIONS VESTED
Less than: 1	0%
At least: 1	20%
2	40%
3	60%
4	80%
5	100%

(b) Payment of Benefit.

(i) Cash Out of Small Amounts. If any Participant has $5,000 or less of vested and nonforfeitable Benefit in his Accounts (including rollover amounts) at the time he terminates his employment, the Plan Administrator may direct the Trustees to pay the entire Benefit in a lump sum and the non-vested portion will be treated as a Forfeiture. If a Participant would have received a distribution under the preceding sentence but for the fact that the Participant’s vested Account balance (including rollover amounts) exceeded $5,000 when the Participant terminated service with the Employer and if at a later time such Account balance (including rollover amounts) is reduced such that it is not greater than $5,000, the Plan Administrator may direct the Trustees to pay the entire Benefit in a lump sum and the non-vested portion shall be treated as a Forfeiture. Payment shall be made within an administratively feasible time after the Participant’s termination of employment which in the normal case will be within six months following the close of the Plan Year in which the Participant terminates his employment or six months following the close of the Plan Year in which the Participant’s vested and nonforfeitable Benefit in his Account (including rollover amounts) falls below $5,000.

(ii) Deemed Cash Out of Unvested Accounts. If a Participant terminates his employment with the Employer and he has no vested rights in his Employer Profit Sharing Contribution Account or Employer Matching Contribution Account, such event shall be deemed to be a payment to the Participant and a cash out of his Account for all purposes.

(iii) Automatic Rollovers. In the event of a mandatory distribution on and after March 28, 2005 greater than $1,000 in accordance with the provisions of Subsection 6.2(b), if the Participant does not elect to have such distribution paid directly to an Eligible Retirement Plan specified by the Participant in a direct rollover or to receive the distribution directly in accordance with Section 6.6, then the Plan Administrator will pay the distribution in a direct rollover to an individual retirement plan designated by the Plan Administrator. For purposes of determining whether a mandatory distribution is greater than $1,000, the portion of the Participant’s distribution attributable to any rollover contribution is included.

(c) Reinstatement of Forfeitures.

(i) If a Participant receives a distribution of his vested and nonforfeitable Benefit, and thereafter resumes employment before incurring five consecutive one-year Breaks-in-Service, his Forfeitures, if previously allocated, shall be restored to the corresponding Account as of the date of distribution if he repays to the Trustees the full amount of any distribution made pursuant to Subsection 6.2(b) herein any time prior to the date on which the Participant actually incurs five consecutive one-year Breaks-in-Service following the date of distribution.

(ii) Subject to Subsection (iii) below, if a Participant has not received a cash out of his vested and nonforfeitable Benefit as provided in Subsection 6.2(b) herein, no part of his Account shall be considered forfeited under Subsection 6.2(d) herein unless and until the Participant incurs five consecutive one-year Breaks-in-Service.

(iii) If a Participant has no vested and nonforfeitable Benefit upon termination of employment with the Employer, the Participant’s entire Benefit will be forfeited. Provided, however, if a Participant has no vested and nonforfeitable Benefit and he thereafter resumes employment with the Employer before incurring five consecutive one-year Breaks-in-Service, his Forfeitures, if previously allocated, shall be restored to the corresponding Account.

(iv) The foregoing reinstatement provision shall be applicable only if the Participant has a balance in an Account which is subject to forfeiture herein. The amount restored in any event shall be equal to the forfeitable portion of such Benefit, unadjusted by any subsequent increases and decreases otherwise allocable in accordance with Section 5.2 herein.

(d) When Forfeitures are Final. Forfeitures shall become absolutely forfeited and not subject to reinstatement for any reason on the first to occur of the following of Subsections (i) and (ii), whichever applies:

(i) On the date the period for repayment as provided in Subsection 6.2(c) herein has expired, or

(ii) On the Anniversary Date of the last Plan Year in which the Participant incurs five consecutive one-year Breaks-in-Service.

(e) Sources for Reinstated Forfeitures. If Forfeitures are to be reinstated for a Participant in accordance with this Section, then such reinstatement shall be made as of the Anniversary Date coinciding with or next following the date upon which the requirements for reinstatement of forfeitures are met. Reinstated Forfeitures shall be satisfied from the following sources in the priority indicated: (i) unallocated Forfeitures, (ii) unallocated Trust Fund increases, or (iii) Employer Contributions which the Employer shall make if necessary to satisfy such reinstatement. For purposes of this Subsection (e), the limitations under Section 415 of the Code as set forth under Section 4.12 herein shall not apply.

(f) No Forfeitures for Cause. The vested and nonforfeitable Benefit represented by a Participant’s Accounts shall not be forfeited for any cause whatsoever.

(g) Minimum Vested Rights of Previous Participants. The vesting schedule under Subsection 6.2(b) herein shall apply to all Participants after the Effective Date hereof, but such schedule shall not be construed to divest a Participant of his vested percentage earned up through the Anniversary Date preceding the Effective Date hereof.

(h) Amendment to Vesting Schedule. If the Plan’s vesting schedule is amended, or the Plan is amended in any way that directly or indirectly affects the computation of the Participant’s nonforfeitable percentage in his Benefit or if the Plan is deemed amended by an automatic change to or from a Top-Heavy Plan vesting schedule, each Participant with at least three years of Credited Service with the Employer may elect, within a reasonable period after the adoption of the amendment or change, to have the nonforfeitable percentage computed under the Plan without regard to such amendment or change. The period during which election may be made shall commence with the date the amendment is adopted or deemed to be made and shall end on the latest of:

(i) 60 days after the amendment to the Plan is adopted;

(ii) 60 days after the amendment becomes effective; or

(iii) 60 days after the Participant is issued written notice of the amendment by the Employer or the Plan Administrator.

Section 6.3 Death Benefits.

(a) Death of Participant. Unless sooner vested, an active Participant’s Benefit represented by his Accounts shall be 100% vested and nonforfeitable upon his death.

(b) Designation of Beneficiary Other Than Spouse. Each Participant may complete a form provided by the Plan Administrator to name a Beneficiary under the Plan. If the Participant is married at the time of his or her death, the Beneficiary shall be the Participant’s surviving spouse unless the Participant has named a non-spouse beneficiary and has complied with the following Section 6.3(c). If the Participant is not married at his or her death, the Benefit shall be paid to the Participant’s estate if no Beneficiary has been named. The provisions of this Section shall apply to Participants dying on or after the Effective Date.

(c) Payment of Benefit. Unless an alternate method of payment is selected by the surviving spouse or other Beneficiary as provided herein, another form of benefit is required by law or the spouse of the Participant otherwise consents, then, upon the death of a Participant, the Participant’s Benefit shall be automatically paid to the Participant’s surviving spouse or other Beneficiary named by the Participant in the form of a lump sum. A surviving spouse is not required to begin receiving the Participant’s Benefit prior to the time the Participant would have attained the later of age 62 or normal retirement age (as defined in Section 411(a)(B) of the Code), except where the present value of the nonforfeitable benefit does not exceed $5,000.

(d) Other Conditions. Payments to a surviving spouse or other Beneficiary named by the Participant made pursuant to Subsection (b) above shall be made within a reasonable time following the death of the Participant. If the form of payment of Benefits under Subsection (b) above shall be in a form other than a Qualified Spouse’s Survivor Annuity or if payment of Benefits is to a designated Beneficiary under Subsection (b) above other than such Participant’s surviving spouse, then, the written consent of such spouse, or a qualified waiver of consent, must be obtained. If there is no surviving spouse or other Beneficiary, the Benefit shall be paid to the deceased Participant’s estate. Upon the death of a Participant prior to the date payment of his Benefits would otherwise commence pursuant to the terms of the Plan, Benefits will commence as soon as practicable thereafter as provided in Subsection 6.1(a) hereof as though the Participant had retired on the day he died and such Benefits shall be paid to the surviving spouse or designated Beneficiary, as the case may be, all as determined within this Section.

(i) Upon the death of the Participant, the surviving spouse or other Beneficiary, as the case may be, shall have the option to select any method of payment under Section 6.6 herein.

(ii) With respect to any required consent of a spouse under this Section, the spouse’s consent must be in writing and witnessed by a Plan Administrator member or notary public. Notwithstanding this consent requirement, if the Participant establishes to the satisfaction of the Plan Administrator that such written consent cannot be obtained because there is no spouse or the spouse cannot be located, such consent requirement shall be deemed waived (“qualified waiver of consent”). Any consent necessary under this Section shall be valid only with respect to the spouse who signs the consent, or in the event of a qualified waiver of consent, the designated spouse who cannot be located. Additionally, a revocation of a prior waiver under this Subsection may be made in writing to the Plan Administrator by a Participant without the consent of the spouse at any time before the commencement of benefits. The number of revocations shall not be limited. The word “spouse” shall include a former spouse but only to the extent provided under a “qualified domestic relations order” as described in Section 414(p) of the Code.

(e) Form of Benefit for Unmarried Participant. In the event a Benefit is to be paid to a Participant who is not married on the date his Benefit would otherwise commence, then, subject to a contrary election by the Participant or designated Beneficiary (in the case of death), such Participant or Beneficiary will be automatically paid his Benefits in the form of a lump sum.

(f) Life Insurance Policies. With respect to death benefits payable under insurance policies held in a Participant’s Account, upon the death of a Participant who has an insurance policy issued on his life, the Trustees shall be the owners of and designated beneficiaries under any such insurance policy and shall be entitled to receive death benefits. There shall be appropriate adjustment under Subsection 6.4(b) herein in determining a deceased Participant’s final Benefit, which along with other amounts constituting such final Benefit shall be distributable to the Participant’s Beneficiary under Section 6.6 herein. Further, all of such death Benefits shall be segregated and shall be payable to the Beneficiary.

Section 6.4 Determining Final Benefit.

(a) All Accounts. With respect to Benefits payable under either of Sections 6.1, 6.2, or 6.3 herein, a Participant’s Accounts shall be determined as of the Valuation Date, coinciding with or immediately preceding the date that payment of Benefits commence. Any undistributed balance on a Valuation Date shall continue to be credited with its allocable share of increases or decreases thereon determined pursuant to Section 5.2 herein.

(b) Insurance Policies. In the event that a Participant who is insured under any insurance policy on his life, held in the Trust, dies prior to his Normal Retirement Date, then his Account holding insurance policies shall be adjusted upwards by any excess by which the face value of the insurance policy payable at his death to the Trustees, as beneficiary, exceeds the cash value of such policy. The Participant, at the time of his termination of employment, may make a request to the Plan Administrator that any insurance policy issued on his life shall be distributed to him as part of his Benefit, or such Participant may request the Plan Administrator to withdraw the cash value, if any, attributable to such policy and add such cash value to his Benefit and then have transferred to him such policy without the cash value.

Section 6.5 Latest Time When Payment of Benefits Must Commence.

(a) Time for Payment. With respect to Benefits becoming payable on account of a retirement, death or other termination of employment, as the case may be, and subject to an election in Section 6.5(b), distribution in any event shall commence not later than the 60th day following the close of the Plan Year in which the last of the following events occur: a Participant attains his Normal Retirement Date or the age of at least 65 years; the Participant terminates his employment service with the Employer; or, the 10th anniversary of the Plan Year in which the Participant commenced participation in the Plan.

(b) Deferral of Benefits. Subject to Section 401(a)(9) of the Code and the related provisions herein, prior to the time the right to receive a Benefit under this Section becomes absolutely payable, a Participant may file a written election with the Plan Administrator to defer his Benefit. Such election shall be irrevocable by the Participant and shall describe his Benefit and the date on which payment of such Benefit shall commence. In no event shall any deferrals of Benefits cause less than 50% of such Benefits to be paid to the Participant during his life. Notwithstanding the foregoing, the failure of a Participant to consent to a distribution within the time periods set forth above shall be deemed to be an election to defer the commencement of payment of any benefit sufficient to satisfy this Section.

Section 6.6 Methods of Distribution.

(a) General. Subject to the requirements of Section 401(a)(9) of the Code, Benefits shall be distributed in accordance with the following Subsections, and, will be distributed in cash provided that a participant may elect to receive his or her Benefit which is invested in Employer Common Stock in kind. Payment for fractional shares shall be in cash. Subject to the foregoing, the Participant solely shall have the power to determine the manner in which Benefits are to be distributed hereunder in the best interests of such Participant or his Beneficiary and may, in his sole discretion, upon the written application of the Participant or a Beneficiary, direct the Trustees to distribute Benefits pursuant to any one of the manner of payments provided in Subsection 6.6(b) hereafter.

(b) Methods. All distributions hereunder may be made in one or more of the following manners:

(i) In one or more lump sum payments which may be part or all of a Participant’s Account;

In substantially equal payments in monthly, quarterly, semi-annual or annual installments; provided, an installment election must be for a period less than the life expectancy of the Participant or his Beneficiaries. The Participant or Beneficiary may accelerate the payment of any unpaid installments; provided such payments shall not exceed the Participant’s or Beneficiary’s remaining account balance.

(c) Special Rules for Distributions. In accordance with Section 1.411(a)-11(c) of the Income Tax Regulations, the Plan Administrator shall provide to the Participant a notice setting forth the following: (i) a general description of the material features and an explanation of the relative values of the optional forms of benefit available under the Plan in a manner that would satisfy the notice requirements of Section 417(a)(3) of the Code and (ii) the Participant’s right, if any, to defer receipt of the distribution. Such notice must be provided to a Participant no less than 30 days and no more than 90 days before the distribution starting date or annuity starting date, as applicable. Written consent of the Participant to the distribution must not be made before the Participant receives such notice and must not be made more than 90 days before the distribution starting date or annuity starting date, as applicable. If a distribution is one to which Sections 401(a)(11) and 417 of the Code do not apply, such distribution may commence less than 30 days after the notice required under Section 1.411(a)-11(c) of the Treasury Regulations is given, provided that: (i) the Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and (ii) the Participant, after receiving the notice, affirmatively elects a distribution.

(d) No Reduction of Benefits. In the event that the Plan has been classified as a Top-Heavy Plan, then, in a subsequent Plan Year, should the Plan cease to be a Top-Heavy Plan, then, any Benefits earned attributable to any Participants in the Plan during such period shall never be reduced for any reason whatsoever.

(e) Limitation on Time of Distributions. Unless otherwise permitted under Section 401(k) of the Code or other provisions of the Plan, no Benefit which is attributable to any of a Participant’s Accounts shall be distributed to such Participant or his Beneficiary earlier than the first to occur of the attainment of his Normal Retirement Date, Disability Retirement Date, death, severance from employment with the Employer, or hardship (if permitted in this Plan); and, no such distribution will be made solely by reason of the completion of a stated period of participation or the lapse of a fixed number of years of participation in the Plan.

Section 6.7 Required Minimum Distributions. The provisions of this Section 6.7 will apply for purposes of determining Required Minimum Distributions for distribution calendar years beginning with the 2003 calendar year, as well as Required Minimum Distributions for the 2002 Distribution Calendar Years that are made on or after August 1, 2002. The requirements of this Section will take precedence over any inconsistent provisions of the Plan. All distributions required under this Section will be determined and made in accordance with the Treasury regulations under Section 401(a)(9) of the Code. Notwithstanding the other provisions of this Section, distributions may be made under a designation made before January 1, 1984, in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the Plan that relate to Section 242(b)(2) of TEFRA.

(a) Coordination with Minimum Distribution Requirements Previously in Effect. If this Section specifies an effective date that is earlier than calendar years beginning with the 2003 calendar year, Required Minimum Distributions for 2002 under this Section will be determined as follows. If the total amount of 2002 Required Minimum Distributions under the Plan made to the distributee prior to the effective date of this Section equals or exceeds the Required Minimum Distributions determined under this Section, then no additional distributions will be required to be made for 2002 on or after such date to the distributee. If the total amount of 2002 Required Minimum Distributions under the Plan made to the distributee prior to the effective date of this Section is less than the amount determined under this Section, then Required Minimum Distributions for 2002 on and after such date will be determined so that the total amount of Required Minimum Distributions for 2002 made to the distributee will be the amount determined under this Section.

(b) Time and Manner of Distribution.

(i) Required Beginning Date. The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date. For purposes of this Section, the “Required Beginning Date” of a Participant (except for a Participant who is a 5-Percent Owner) is the April 1 of the calendar year following the later of the April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2 or retires. The Required Beginning Date of a Participant who is a 5-Percent Owner is the April 1 following the calendar year in which the Participant attains age 70 1/2, without regard to whether he has terminated employment. A Participant is treated as a 5-Percent Owner for purposes of this paragraph if such Participant is a 5-Percent Owner of an Employer as defined in Section 416 of the Code at any time during the Plan year ending with or within the calendar year in which such owner attains age 70 1/2. Once distributions have begun to a 5-Percent Owner under this paragraph, they must continue to be distributed, even if the Participant ceases to be a 5-Percent Owner in a subsequent year.

(ii) Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(1) If the Participant’s surviving spouse is the Participant’s sole designated Beneficiary, then, distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later.

(2) If the Participant’s surviving spouse is not the Participant’s sole designated Beneficiary, then, distributions to the designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(3) If there is no designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(4) If the Participant’s surviving spouse is the Participant’s sole designated Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Subsection (ii), other than Subsection (ii)(1), will apply as if the surviving spouse were the Participant.

For purposes of this Subsection (b) and Subsection (d), unless Subsection (ii)(4) applies, distributions are considered to begin on the Participant’s Required Beginning Date. If Subsection (ii)(4) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under Subsection (ii)(4). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s Required Beginning Date (or to the Participant’s surviving spouse before the date distributions are required to begin to the surviving spouse under Section (ii)(4)), the date distributions are considered to begin is the date distributions actually commence.

(c) Required Minimum Distributions During Participant’s Lifetime.

(i) Amount of Required Minimum Distribution. For Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

(1) the quotient obtained by dividing the Participant’s Account balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s age as of the Participant’s birthday in the distribution calendar year; or

(2) if the Participant’s sole designated Beneficiary for the distribution calendar year is the Participant’s spouse, the quotient obtained by dividing the Participant’s Account balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the distribution calendar year.

(ii) Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions will be determined under this Subsection (c) beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death.

(d) Required Minimum Distributions After Participant’s Death.

(i) Death On or After Date Distributions Begin.

(1) Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s designated Beneficiary, determined as follows:

a. The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

b. If the Participant’s surviving spouse is the Participant’s sole designated Beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For distribution calendar years after the year of the surviving spouse’s death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

c. If the Participant’s surviving spouse is not the Participant’s sole designated Beneficiary, the designated Beneficiary’s remaining life expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(2) No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(ii) Death Before Date Distributions Begin.

(1) Participant Survived by Designated Beneficiary. If the Participant dies before the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the remaining life expectancy of the Participant’s designated Beneficiary, determined as provided in Subsection (c).

(2) No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(3) Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole designated Beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Subsection (b)(ii)(1), this Section 6.7 will apply as if the surviving spouse were the Participant.

(e) Definitions.

(i) Designated Beneficiary. The individual who is designated as the Beneficiary under Section 6.3(b) of the Plan and is the designated Beneficiary under Section 401(a)(9) of the Internal Revenue Code and Section 1.401(a)(9)-4 of the Treasury regulations.

(ii) Distribution Calendar Year. A Calendar Year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution Calendar Year is the calendar year immediately preceding the Calendar Year which contains the Participant’s Required Beginning Date. For distributions beginning after the Participant’s death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin under Subsection (b)(ii). The Required Minimum Distribution for the Participant’s first Distribution Calendar Year will be made on or before the Participant’s Required Beginning Date. The Required Minimum Distribution for other Distribution Calendar Years, including the Required Minimum Distribution for the Distribution Calendar Year in which the Participant’s Required Beginning Date occurs, will be made on or before December 31 of that distribution calendar year.

(iii) Life Expectancy. Life Expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury regulations.

(iv) Participant’s Account Balance. The Account Balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the Account Balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The Account Balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

Section 6.8 Additional Benefit Provisions.

(a) Information Required on Distribution. Preparatory to commencing distribution with respect to any person, the Plan Administrator shall notify the Trustees of the following information: (i) the Participant’s or Beneficiary’s name and address; (ii) the date on which the Participant’s employment terminated; (iii) the reason for the Participant’s termination; (iv) the name and address of the person or persons to whom the distribution is to be made; (v) the time or times of distribution; (vi) the form of the distribution; (vii) the amounts to be distributed; and (viii) such other information as may be reasonably necessary.

(b) Instructions From Plan Administrator. Distribution shall be made only upon receipt of instructions from the Plan Administrator and the Trustees shall have no responsibility whatsoever in determining the propriety of such distributions when made pursuant to said instructions.

(c) No Reduction of Benefits on Account of Merger, Consolidation or Transfer of Trust Fund. In the case of any merger or consolidation with, or transfer of the assets or liabilities to any other plan, each Participant in the Plan would (if the Plan then terminated) receive a Benefit immediately after such merger, consolidation or transfer (if the Plan had then terminated) which is at least equal to the Benefit such Participant was entitled to immediately before such merger, consolidation or transfer. The preceding sentence shall not apply to any multiemployer plan with respect to any transaction to the extent that the Participants either before or after the transaction are covered under a multiemployer plan to which Title IV of the Act applies.

(d) No Insurance Policies After Normal Retirement Date. When a Participant reaches his Normal Retirement Date, any insurance policies on his life shall be converted to cash and the proceeds thereof held in his Account with any other amounts until he is entitled to distribution of his Benefit.

(e) No Reduction of Benefits on Account of Social Security Increases. In the case of a Participant or Beneficiary who is receiving Benefits under the Plan, such Benefits shall not be decreased by reason of any increase in the benefit levels payable under Title II of the Social Security Act or any increase in the wage base under such Title II, if such increase takes place after the date of the enactment (September 2, 1974) of the Act or (if later) the earlier of the date of first receipt of such Benefits or the date of severance from employment of the Employer, as the case may be.

Section 6.9 Payments Under a Qualified Domestic Relations Order.

(a) General. The Plan Administrator shall follow the terms of any “qualified domestic relations order” as defined in Subsection (b) below (“QDRO”) issued with respect to a Participant where such QDRO grants to an “Alternate Payee” rights in the Benefit of the Participant. An Alternate Payee includes any spouse, former spouse, child, or other dependent of a Participant who is recognized by a QDRO as having a right to receive all, or a portion of the Benefits payable under the Plan with respect to the Participant. The Plan Administrator shall only follow QDROs which meet all of the requirements of this Section.

(b) Definition of QDRO. A QDRO defined under Section 414(p) of the Code is any judgment, decree or order, including the approval of a property settlement agreement, provided that:

(i) The QDRO relates to the provision from a Participant’s Benefit of child support, alimony or marital property rights to or for the benefit of an Alternate Payee and is made pursuant to a state domestic relations law (including community property laws, if applicable);

(ii) The QDRO specifies the name and last known mailing address (if any) of the Participant and each Alternate Payee covered by the QDRO;

(iii) The QDRO precisely specifies the amount or percentage of the Participant’s Benefit to be paid to each Alternate Payee or the manner in which the amount or percentage is to be determined;

(iv) The QDRO specifies the number of payments or the period to which the QDRO applies;

(v) The QDRO specifically names this Plan as the “plan” to which the QDRO applies;

(vi) The QDRO does not require this Plan to provide (1) any type or form of Benefits, or option not otherwise provided under this Plan, (2) any increase in Benefits (determined on the basis of actuarial value), or (3) payment of Benefits to an Alternate Payee which are required to be paid to another “alternate payee” under another QDRO; and

(vii) A QDRO can specify that the payment shall be made at any time (either before or after a Participant’s “earliest retirement age”); provided, if it does not so specify, payments under a QDRO shall begin immediately, as authorized under the Plan. “Earliest retirement age” shall be the earlier of (1) the date on which the Participant is entitled to a distribution of Benefits from the Plan, or (2) the later of the date the Participant attains age 50 or the earliest date on which the Participant could obtain a distribution from the Plan if the Participant were separated from service. The amount payable under a QDRO shall be in the form of a lump sum payment. Subsection (d) hereof sets forth the procedures under which the Plan Administrator shall determine whether a QDRO properly qualifies.

(c) Time for Payment of Benefits Under a QDRO. In the event that the Plan Administrator is in receipt of a QDRO which requires that the Plan Administrator make such distribution, and such QDRO otherwise satisfies the provisions of this Section and Section 414(p) of the Code, then, the Plan Administrator shall make the distribution to the Alternate Payee within a reasonable time following the date on which the Plan Administrator has (1) received the QDRO and (2) determined that the QDRO satisfies the requirements of this Section and Section 414(p) of the Code. Provided, for purposes of determining the value of the Participant’s Benefit which is to be distributed pursuant to such QDRO, the Plan Administrator shall determine the Participant’s Benefit as of the Valuation Date coinciding with or first preceding the payment date specified in the QDRO. Provided further, any distribution made pursuant to this Section prior to the Participant’s Earliest Retirement Age shall be deemed to be made pursuant to the occurrence of a “stated event.”

(d) Duties of Plan Administrator. In administering this Section and subject to the restrictions contained in this Section and the Plan, the Plan Administrator shall perform the following:

(i) The Plan Administrator shall furnish a standard form of QDRO to a Participant or any other person on request. The QDRO may provide for an immediate lump sum payment of the present value of the amount of the Benefit to which the Alternate Payee is determined to be entitled. If this form is used without substantial modification and is incorporated in a judgment, decree or order described in Subsection (b) hereof which on its face appears to be valid, the Plan Administrator shall treat it as a QDRO and shall pay Benefits to the Alternate Payee in accordance with its terms. If this procedure is not followed, the Alternate Payee must wait until the time described in Subsection (b)(vii) before Benefits which are not in pay status can become payable to the Alternate Payee.

(ii) The Plan Administrator shall not treat any judgment, order or decree as a QDRO unless it meets all of the requirements set forth in Subsections (b) and (c)

hereof and is sufficiently precise and unambiguous so as to preclude any interpretative disputes. If the QDRO meets these requirements, the Plan Administrator shall follow the terms of the QDRO whether or not this Plan has been joined as a party to the litigation out of which the QDRO arises.

(iii) If the Participant dies before the Earliest Retirement Age, the Alternate Payee will be entitled to Benefits only if the QDRO specifically requires survivor benefits to be paid in the event of the death of the Participant. In the case of a QDRO providing for the payment of Benefits after the Earliest Retirement Age, the payments to the Alternate Payee at the time are computed as if the Participant had terminated employment on the date on which payment of Benefits commence under the QDRO.

Section 6.10 Hardship Withdrawal; In-Service Distributions. This Section shall [optional – not] apply to the Plan.

(a) General. Upon written application submitted to the Plan Administrator, a Participant who has attained at least age 65, or] who suffers “hardship” (defined hereafter), may withdraw up to 100% of his 401(k) Contribution Account (determined as of the Valuation Date coinciding with or immediately preceding such request). In addition, a Participant with benefits accrued under the Wilcox & Jones, Inc. 401(k) Retirement Savings Plan or the Lincoln National Bank 401(k) Plan and Trust may withdraw all or any part of his or her vested balance in his or her Account transferred from either such Plan upon attaining age 59 1/2.

(i) “Hardship” exists if he establishes to the satisfaction of the Plan Administrator that such a withdrawal is required to prevent financial hardship to the Participant. For purposes of this Section, a distribution will be on account of hardship if the distribution is necessary in light of “immediate and heavy financial needs” of the Participant. A distribution based upon financial hardship cannot exceed the amount required to meet the immediate financial need created by the hardship and not reasonably available from other resources of the Participant. The decision of the Plan Administrator shall be final and conclusive, and such decision shall be made in a uniform and nondiscriminatory manner among all such eligible Participants.

(ii) Immediate and Heavy Financial Need. The determination of whether a Participant has an immediate and heavy financial need is to be made on the basis of all relevant facts and circumstances. For example, the need to pay the funeral expenses of a family member would constitute an immediate and heavy financial need. A distribution made to a Participant for the purchase of a boat or television would generally not constitute a distribution made on account of an immediate and heavy financial need. A financial need shall not fail to qualify as immediate and heavy merely because such need was reasonably foreseeable or voluntarily incurred by the Participant.

(iii) Safe Harbor Rule - Deemed Immediate and Heavy Financial Need. A distribution will be deemed to be made on account of an immediate and heavy financial need of the Participant if the distribution is on account of:

(1) Medical expenses described in Section 213(d) of the Code incurred by the Participant, the Participant’s spouse, or any dependents of the Participant (as defined in Section 152 of the Code;

(2) Purchase (excluding mortgage payments) of a principal residence for the Participant;

(3) Payment of tuition for the next 12 month period of post-secondary education for the Participant, his or her spouse, children, or dependents;

(4) The need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant’s principal residence;

(5) For taxable years beginning on or after January 1, 2006, payments for burial or funeral expenses for the Employee’s deceased parent, spouse, children or dependents (as defined in Code Section 152 of the Code, without regard to Code Section 152(d)(1)(B) of the Code); or

(6) For taxable years beginning on or after January 1, 2006, expenses for the repair of damage to the Employee’s principal residence that would qualify for the casualty deduction under Code Section 165 of the Code (determined without regard to whether the loss exceeds 10% of adjusted gross income).

This list of deemed immediate and heavy financial needs may be expanded without amendment to the Plan through the publication of Revenue Rulings, Internal Revenue Service Notices, or similar pronouncements of general applicability promulgated by the Internal Revenue Service; provided however, that an immediate and heavy financial need related to a beneficiary who is not the spouse or a dependent of the Participant shall not be the basis for making a hardship withdrawal.

(b) Distribution Necessary to Satisfy Financial Need.

(i) Distribution Deemed Not Necessary to Satisfy Financial Need. A distribution will not be treated as necessary to satisfy an immediate and heavy financial need of a Participant to the extent the amount of the distribution is in excess of the amount required to relieve the financial need or to the extent such need may be satisfied from other resources that are reasonably available to the Participant. This determination generally is to be made on the basis of all relevant facts and circumstances. A distribution generally may be treated as necessary to satisfy a financial need if the Employer reasonably relies upon the Participant’s representation that the need cannot be relieved:

(1) Through reimbursement or compensation by insurance or otherwise,

(2) By reasonable liquidation of the Participant’s assets, to the extent such liquidation would not itself cause an immediate and heavy financial need,

(3) By cessation of 401(k) Contributions, or

(4) By other distributions or nontaxable (at the time of the loan) loans from plans maintained by the Employer or by any other employer, or by borrowing from commercial sources on reasonable commercial terms.

For purposes of this Subsection, the Participant’s resources shall be deemed to include those assets of his spouse and minor children that are reasonably available to the Participant. For example, a vacation home owned by the Participant and the Participant’s spouse, whether as community property, joint tenants, tenants by the entirety, or tenants in common, will be deemed a resource of the Participant. However, property held for the Participant’s child under an irrevocable trust or under the Uniform Gifts to Minors Act (as enacted and applicable in a state) will not be treated as a resource of the Participant.

(ii) Distribution Deemed Necessary to Satisfy Financial Need. A distribution will be deemed to be necessary to satisfy an immediate and heavy financial need of a Participant if all of the following requirements are satisfied:

(1) The distribution is not in excess of the amount of the immediate and heavy financial need of the Participant,

(2) The Participant has obtained all distributions, other than hardship distributions, and all nontaxable loans currently available under all plans maintained by the Employer,

(3) The Plan, and all other plans maintained by the Employer, provide that the Participant’s contributions to such plans will be suspended for at least 6 months after receipt of the hardship distribution, and

(4) The Plan, and all other plans maintained by the Employer, provide that the Participant may not make elective contributions for the Participant’s taxable year immediately following the taxable year of the hardship distribution in excess of the applicable limit under Section 402(g) of the Code for such next taxable year less the amount of such Participant’s elective contributions for the taxable year of the hardship distribution.

A Participant shall not fail to be treated as an eligible Participant for purposes of this Section and Section 4.1 hereof merely because he is suspended in accordance with this provision. Additional methods under which distributions will be deemed to be necessary to satisfy an immediate and heavy financial need may be expanded without amendment to the Plan through the publication of Revenue Rulings, Internal Revenue Service Notices, or similar pronouncements of general applicability promulgated by the Internal Revenue Service.

(c) Limitation on Elective Deferrals. Once a Participant makes a “hardship withdrawal” as provided under this Section, then, such Participant shall not be permitted to make any Elective Deferrals or After Tax Contributions or any other contributions under this Plan and all other plans maintained by the Employer which includes stock option plans, stock purchase plans, qualified and nonqualified deferred compensation arrangements and any other similar arrangements for six (6) months after the date of such “hardship withdrawal”; provided, employee contributions under a contributory defined benefit plan or contributory health and welfare plan may continue to be made during such six (6) month period.

(d) No Withdrawal of Earnings After 1988. A hardship distribution under this Section shall not include earnings on 401(k) Contributions credited after the last day of the last Plan Year beginning prior to January 1, 1989, and may not include Matching Contributions and Special Section 401(k) Contributions, nor any earnings on such contributions, irrespective of when credited.

Section 6.11 Withdrawal of Participant’s After Tax Contributions. If the Plan contains After Tax Contributions, then the following provisions shall apply to such After Tax Contributions.

(a) General. A Participant may file with the Plan Administrator an Election Notice to withdraw all or part of the Benefit represented by his contributions made to his After Tax Contribution Account. No forfeitures will occur solely as a result of the Participant’s withdrawal of all or part of the Benefit represented by his After Tax Contribution Account. After receipt of the Election Notice, the Plan Administrator shall cause the Trustees to pay over the designated amount in not less than 90 days from the date such Election Notice shall have been delivered to the Plan Administrator; provided, in the event of a withdrawal by a Participant of part or all of his After Tax Contribution Account balance, such Participant (if continued as an Employee) shall be prohibited from making further After Tax Contributions for 12 calendar months following the date of such withdrawal of After Tax Contributions.

(b) After Tax Contributions - Prior to January 1, 1987. All After Tax Contributions made prior to January 1, 1987, will be maintained in a separate subaccount (the “Pre 1987 Account”) which is part of the Participant’s After Tax Contribution Account. Withdrawals made from the Pre 1987 Account made under Subsection (a) above will not include any earnings attributable to such Pre 1987 Account.

(c) After Tax Contributions - After December 31, 1986. All After Tax Contributions made after December 31, 1986 will be maintained in a separate subaccount (the “After 1986 Account”) which is part of the Participant’s After Tax Contribution Account. Distributions made from the After 1986 Account as provided under Subsection (a) above will include earnings attributable to such After 1986 Account. The amount of earnings on After Tax Contributions which must be distributed with each distribution will be calculated by multiplying the total amount of earnings then held in the After 1986 Account by a fraction the numerator of which is the amount of After Tax Contributions which is included in the distribution and the denominator of which is the balance of all After Tax Contributions then held in the After 1986 Account.

Section 6.12 Joint and Survivor Annuity. The following Section 6.12 shall not apply with respect to the Plan.

(a) Automatic Qualified Joint and Survivor Annuity. If this Section applies to the Plan, then with respect to certain Participants who are married, the following special provisions shall apply with respect to the distribution of Benefits. If a Participant is eligible to receive Benefits upon reaching his Normal Retirement Date, an annuity contract shall be provided which provides Benefits in the form of a Qualified Joint and Survivor

Annuity (defined hereafter), unless the Participant files a contrary Qualified Election within the Annuity Election Period (defined hereafter) not to take Benefits in the form of a Qualified Joint and Survivor Annuity. The Participant may elect to have such annuity distributed upon attainment of his “early retirement age” (i.e., the earliest date in which the Participant may receive his Benefits under the Plan) under the Plan.

(b) Definitions. The following definitions shall apply to this Section.

(i) Annuity Election Period: The words “Annuity Election Period” shall mean the period no less than 30 days nor more than 90 days prior to the Annuity Starting Date.

(ii) Annuity Election Notice: The words “Annuity Election Notice” shall mean the notice provided by the Plan Administrator to the Participant during the Annuity Election Period which shall contain the following information written in nontechnical language:

(1) The terms and conditions of a Qualified Joint and Survivor Annuity;

(2) The Participant’s right to make, and the effect of, an election not to take a Qualified Joint and Survivor Annuity form of Benefit;

(3) The rights of a Participant’s spouse; and

(4) The right to make, and the effect of, a revocation of a previous election not to take a Qualified Joint and Survivor Annuity.

Distribution of the Annuity Election Notice shall be made personally to the Participant, obtaining a signed receipt therefor, or if such is not reasonably possible or convenient, then by certified or registered mail to his last post office address as shown on the Employer’s records.

(iii) Annuity Starting Date: The words “Annuity Starting Date” shall mean the first day of the first period for which an amount is paid as an annuity or in any other form. The Annuity Starting Date for a distribution in a form other than a Qualified Joint and Survivor Annuity may be less than 30 days after receipt of the Annuity Election Notice provided: (a) the Participant has been provided with information that clearly indicates that he has at least 30 days to consider whether to waive the Qualified Joint and Survivor Annuity and elect (with spousal consent) to a form of distribution other than a Qualified Joint and Survivor Annuity; (b) the Participant is permitted to revoke any affirmative distribution election at least until the Annuity Starting Date or, if later, at any time prior to the expiration of the 7-day period that begins the day after the Annuity Election Notice is provided to the Participant; and (c) the Annuity Starting Date is a date after the date the Annuity Election Notice was provided to the Participant.

(iv) Qualified Election: The words “Qualified Election” shall mean an election to receive Benefits in a form other than a Qualified Joint and Survivor Annuity. This election must be in writing and must be consented to by the Participant’s spouse, if any. The election must also designate a contingent beneficiary, including any class of beneficiaries or any contingent beneficiaries, which may not be changed without spousal consent. The spouse’s consent to such election must be in writing, must acknowledge the effect of the election and must be witnessed by a Plan Administrator or notary public. Additionally, the Participant’s election to receive benefits in a form other than a qualified joint and survivor annuity shall not be effective unless the election designates a form of benefit payment which may not be changed without spousal consent (or the spouse expressly permits designation by the Participant without any further spousal election). Notwithstanding this consent requirement, if the Participant establishes to the satisfaction of the Plan Administrator that such written consent cannot be obtained because there is no spouse or the spouse cannot be located, such consent requirement shall be deemed waived. Any consent necessary under this provision shall be valid only with respect to the spouse who signs the consent, or in the event of a qualified waiver of consent, the designated spouse. A consent that permits designations by the Participant without any requirement of further consent by such spouse must acknowledge that the spouse has the right to limit consent to a specific beneficiary, and a specific form of benefit were applicable, and that the spouse voluntarily elects to relinquish either or both of such rights. Additionally, a revocation of a prior election under this Subsection must be in writing and filed with the Plan Administrator by a Participant without the consent of the spouse at any time before the commencement of Benefits. The number of revocations shall not be limited. No consent obtained under this provision shall be valid unless the Participant has received the Qualified Joint and Survivor Annuity Election Notice provided for in (ii) above. The word “spouse” shall include a former spouse but only to the extent provided under a “qualified domestic relations order” as described under Section 414(p) of the Code.

(v) Qualified Joint and Survivor Annuity: The words “Qualified Joint and Survivor Annuity” shall mean (i) with respect to a Participant married on the Annuity Starting Date, an immediate annuity for the life of the Participant with a survivor annuity for the life of his spouse which shall be equal to one-half of the amount of the annuity payable during the joint lives of the Participant and his spouse, unless the Participant elects a fraction greater than one-half, but not to exceed 100%, and (ii) with respect to a Participant unmarried on the Annuity Starting Date, a single life annuity.

(c) Transitional Rules.

(i) Any living Participant not receiving Benefits on August 23, 1984, who would otherwise not receive the Benefits prescribed by the prior Subsections of this Section must be given the opportunity to elect to have such prior Subsections apply if such Participant is credited with at least One Hour of Employment Service under this Plan or the Predecessor Plan, if any, in a Plan Year beginning on or after January 1, 1976, and such Participant had at least 10 Plan Years of “Credited Service,” as such term is defined under the Predecessor Plan, if any, when he or she separated from service.

(ii) Any living Participant not receiving Benefits on August 23, 1984, who was credited with at least one Hour of Employment Service under this Plan or the Predecessor Plan, if any, on or after September 2, 1974, and who is not otherwise credited with any service in a Plan Year beginning on or after January 1, 1976, must be given the opportunity to have his or her Benefits paid in accordance with Subsection (iv) hereafter.

(iii) The respective opportunities to elect (as described in Subsections (i) and (ii) above) must be afforded to the appropriate Participants during the period commencing on August 23, 1984, and ending on the date Benefits would otherwise commence to said Participants.

(iv) Any Participant who has elected pursuant to Subsection (ii) above and any Participant who does not elect under Subsection (i) above or who meets the requirements of said Subsection (i) except that such Participant does not have at least 10 Years of “Credited Service” when he separates from service, shall have his Benefits distributed in accordance with all of the following requirements if Benefits would have been payable in the form of a life annuity:

(1) Automatic Joint and Survivor Annuity. If Benefits in the form of a life annuity become payable to a married Participant who:

a. Begins to receive payments under the Plan on or after his Normal Retirement Date; or

b. Dies on or after his Normal Retirement Date while still working for the Employer; or

c. Begins to receive payments on or after the Qualified Early Retirement Age (defined hereafter); or

d. Separates from service on or after attaining Normal Retirement Date (or the Qualified Early Retirement Age) and after satisfying the eligibility requirements for the payment of Benefits under the Plan and thereafter dies before beginning to receive such Benefits;

then such Benefits will be paid under this Plan in the form of a Qualified Joint and Survivor Annuity, unless the Participant has elected otherwise during the Annuity Election Period. The Annuity Election Period must begin at least six months before the Participant attains Qualified Early Retirement Age and end not more than 90 days before the commencement of Benefits. Any election hereunder will be in writing and may be changed by the Participant at any time.

(2) Election of Early Survivor Annuity. A Participant who is employed after attaining the Qualified Early Retirement Age will be given the opportunity to elect, during the Annuity Election Period, to have a survivor annuity payable on death. If the Participant elects the survivor annuity, payments under such annuity must not be less than the payments which would have been made to the spouse under the Qualified Joint and Survivor Annuity if the Participant had retired on the day before his or her death. Any election under this provision will be in writing and may be changed by the Participant at any time. The Annuity Election Period begins on the later of (i) the 90th day before the Participant attains the Qualified Early Retirement Age, or (ii) the date on which participation begins, and ends on the date the Participant terminates employment.

(3) For purposes of this Subsection (c):

a. Qualified Early Retirement Age is the latest of:

1. The earliest date, under the Plan, on which the Participant may elect to receive retirement benefits,

2. The first day of the 120th month beginning before the Participant reaches Normal Retirement Date, or

3. The date the Participant begins participation.

b. Qualified Joint and Survivor Annuity is an annuity for the life of the Participant with a survivor annuity for the life of the spouse as described in Subsection (b)(iii) above.

ARTICLE VII.

PROVISIONS RELATING TO PARTICIPANTS

Section 7.1 Information Required of Participants. Payment of Benefits shall begin as of the payment date(s) provided in this Plan, and no formal claim shall be required therefor; provided, in the interests of orderly administration of the Plan, the Plan Administrator may make reasonable requests of Participants and Beneficiaries to furnish information which is reasonably necessary and appropriate to the orderly administration of the Plan, and, to that limited extent, payments under the Plan are conditioned upon the Participants and Beneficiaries promptly furnishing true, full and complete information as the Plan Administrator may reasonably request.

Section 7.2 Participants’ Right in Trust Fund. No Participant or other person shall have any interest in, or right to, any part of the earnings of the Trust Fund, or any part of the Trust Assets thereof, except as and to the extent expressly provided in the Plan and Trust.

Section 7.3 Notification of Benefits. Each Participant and Beneficiary shall file with the Plan Administrator, from time to time in writing, his post office address and each change of post office address, and any communication addressed to a Participant or Beneficiary at his last post office address filed with the Plan Administrator, or if no such address was filed, then at his last post office address as shown on the Employer’s records, shall be binding on the Participant or his Beneficiary for all purposes of the Plan and Trust. In accordance with applicable legal authority and the terms of the Plan, the Plan Administrator shall direct the Trustee to make reasonable efforts to locate Participants whose benefits under the Plan are distributable or who have terminated employment and requested a distribution. If a Participant or Beneficiary remains unlocated after the later of the completion of such efforts or a lapse of 2 years from the date such benefits become distributable, the Participant’s account balance shall be forfeited and shall be subject to Section 4.11 hereof. In the event a Participant whose account balance is forfeited pursuant to this paragraph thereafter makes a claim for benefits or is otherwise located, the amount previously forfeited shall be restored unadjusted for any gains, losses or income occurring subsequent to the forfeiture. Such restoration shall be made first from the amount of Participant Forfeitures which are unallocated at such time and then from an additional amount the Employer contributes to the Plan.

Section 7.4 Benefits Payable to Incompetents. Any payments due hereunder to a minor or other person under legal disability may only be made, at the discretion of the Plan Administrator, (i) to a valid power of attorney, (ii) to a court appointed guardian, or (iii) any other person authorized under state law to receive the benefit. The Plan Administrator shall not be required to see to the application of any such payment, and the payee’s receipt shall be a full and final discharge of all responsibility hereunder of the Employer, the Plan Administrator and the Trustees.

Section 7.5 Conditions of Employment Not Affected by Plan. The establishment and maintenance of the Plan shall not be construed as conferring any legal rights upon any Employee to the continuation of employment with the Employer, nor shall the Plan interfere with the right of the Employer to discharge any Employee, with or without cause.

VII-1

Section 7.6 Loans to Participants. This Section shall apply to the Plan. [Optional – Delete remainder of this Section if the Plan does not permit loans]

(a) General. The Plan Administrator, in its sole discretion, may direct Trustees to make loans to Participants or Beneficiaries who incur a hardship as defined in Section 6.10, upon the written direction, or such other method acceptable to the Plan Administrator, and application of the Participant who desires to effect such loan. All such loans (i) shall not be made available to HCEs (as defined in Section 414(q) of the Code) in an amount greater than the amount made available to other Employees, (ii) shall be available to all Participants and Beneficiaries on a nondiscriminatory basis, (iii) shall be made available in an amount equal to the lesser of 50% of the borrowing Participant’s vested Benefit in his Account or $50,000, (iv) shall bear a reasonable rate of interest which will be established by the Plan Administrator, (v) shall be secured by the borrowing Participant’s Benefit Account balance attributable to his Account, (vi) shall be amortized and repaid in level payments of principal and interest made not less frequently than quarterly over the term of the loan, (vii) shall be repaid by payroll reduction or may be prepaid in any manner permitted by the Plan administrator; (viii) shall accelerate and be due in full on the date a Participant terminates employment with the Employer; (ix) shall not be less than $ $1,000 in amount each; and (x) shall be made upon such other reasonable terms which the Plan Administrator shall designate, such terms being applied in a nondiscriminatory fashion; provided, in no event shall any loan have a term in excess of five years unless such loan is used to purchase any dwelling which within a reasonable time is to be used (determined at the time the loan is made) as a principal residence of the Participant. There shall not be more than 2 loans outstanding at any time with respect to a Participant. Upon direction by the Plan Administrator, and subject to Subsection (c) below, the Trustees may foreclose upon such Participant’s interest in his Account in the event of default. A loan to a Participant, when added to the outstanding balance of all other loans to the Participant from the Plan and other plans sponsored by the Employer, cannot exceed $50,000, reduced by the excess of the highest outstanding balance of loans from the Plan (and all other plans sponsored by the Employer) during the one-year period ending on the day before the date the loan is made over the outstanding balance of the loans from the Plan on the date the loan is made. No distribution of a Benefit shall be made to any Participant, Beneficiary or the estate of a Participant unless and until all unpaid loans made by the Plan to such Participant together with accrued interest have been paid in full or unless such unpaid loans have been offset against the Participant’s Account. In determining if any of the foregoing limitations regarding the making of loans to Participants, loans made under all other plans (i) sponsored by the Employer and (ii) qualified under Sections 401(a) and 501(a) of the Code will be considered. All costs and expenses of any loan will be charged to the applicable Accounts of the Participant.

(b) Foreclosure of Loan Account. The Trustees may foreclose upon such Participant’s interest in his Account in the event of default under the loan made to the Participant under this Section.

(c) Special Restrictions on Foreclosure. In the event of default under a loan made under this Section, foreclosure under the promissory note evidencing such loan and attachment of the Participant’s interest in his applicable Accounts shall occur within a reasonable time following the event of default; provided, with respect to any portion of a loan secured by amounts governed under Section 401(k) of the Code, if applicable, foreclosure on such 401(k) amounts shall not occur until the occurrence of an event described under Section 401(k) of the Code which would otherwise permit a distribution to be made from the Plan.

VII-2

(d) Spousal Consent Required. If benefits in the Plan are subject to the Qualified Joint and Survivor rules, a Participant must obtain the consent of his spouse, if any, to use of the Account as security for the loan. Spousal consent shall be obtained no earlier than the beginning of the 90-day period that ends on the date on which the loan is to be so secured. The consent must be in writing, must acknowledge the effect of the loan, and must be witnessed by a Plan representative or notary public. Such consent shall thereafter be binding with respect to the consenting spouse or any subsequent spouse with respect to that loan. A new consent shall be required if the Account balance is used for renegotiation, extension, renewal, or other revision of the loan. If a valid spousal consent has been obtained in accordance with this Subsection, then, notwithstanding any other provision of this Plan, the portion of the Participant’s Account used as a security interest held by the Plan by reason of a loan outstanding to the Participant shall be taken into account for purposes of determining the amount of the applicable Account balance payable at the time of death or distribution, but only if the reduction is used as repayment of the loan. If less than 100% of the Participant’s Account (determined without regard to the preceding sentence) is payable to the surviving spouse, then the Account balance shall be adjusted by first reducing the applicable Account by the amount of the security used as repayment of the loan, and then determining the Benefit payable to the surviving spouse.

(e) Establishment of Loan Program. The Trustees are hereby authorized and directed to establish a “loan program” (the “Loan Program”) in accordance with the rules and regulations promulgated by the Department of Labor and, the Trustees are further authorized to delegate to the Plan Administrator the duties and responsibilities with regard to the implementation of the Loan Program as adopted by the Trustees for and on behalf of the Plan. The Loan Program shall, in accordance with Regulations promulgated by the Department of Labor, be considered to be a part of this Plan for the purposes stated in the Loan Program.

(f) Suspension of Loan Repayments. Loan repayments may be suspended under this Plan as permitted under Section 414(u) of the Code.

VII-3

ARTICLE VIII.

ADMINISTRATION

Section 8.1 Allocation of Responsibility Among Fiduciaries for Plan and Trust Administration. The fiduciaries shall have only those specific powers, duties, responsibilities and obligations as are specifically given them under the Plan or the Trust. Each fiduciary may rely upon any such direction, information or action of another fiduciary as being proper under this Plan or the Trust, and is not required to inquire into the propriety of any such direction, information or action. It is intended that each fiduciary shall be responsible for the proper exercise of such fiduciary’s own powers, duties, responsibilities and obligations under this Plan and the Trust and to the extent permitted by law shall not be responsible for any act or failure to act of another fiduciary. No fiduciary guarantees the Trust Fund in any manner against investment loss or depreciation in asset value.

(a) Duties and Authority of the Plan Administrator. The Plan Administrator shall be the Company. The Plan Administrator shall constitute the “named fiduciary” for purposes of the Act. Unless delegated to a third person in accordance with this Article VIII, the Plan Administrator shall have the sole responsibility for the administration of this Plan, which responsibility is specifically described in this Plan and the Trust Agreement.

(b) Duties and Authority of the Company. In general, the Company shall have the sole responsibility for (i) appointing and removing additional fiduciaries members, as provided in Section 8.2 herein, (ii) appointing and removing Trustees, (iii) appointing or removing members of the Committee, and (iv) amending or terminating, in whole or in part, this Plan or the Trust.

(c) Duties and Authority of the Trustee. Unless a Participant is given authority to invest his assets pursuant to Section 404(c) of the Act or an Investment Manager is appointed pursuant to Section 8.2, the Trustees shall have the sole responsibility for (i) the administration of the Trust and (ii) the management of the assets held under the Trust, all as specifically provided in the Trust Agreement.

Section 8.2 Appointment.

(a) Appointments of Additional Fiduciaries. The Plan Administrator may appoint one or more additional persons or entities to assist the Plan Administrator in carrying out its duties under the Plan. Without limiting the foregoing, the Plan Administrator shall be authorized to: (i) appoint an “investment manager” as defined in Section 3(38) of the Act to manage part or all of the assets of the Plan; (ii) to the extent permitted by the Act, designate an additional person or entity as a fiduciary (a “Designated Fiduciary”) with respect to aspects of the administration of the Plan which must be set forth in a written agreement with such Designated Fiduciary. To the extent such person or entity is so designated, neither the Company, the Plan Administrator nor any other fiduciary of the Plan shall be liable for the acts or omissions of such Designated Fiduciary. In addition, to the extent more than one person or entity is serving as the Plan Administrator, such Plan Administrators may allocate who shall be responsible for specific fiduciary duties to carry out fiduciary responsibilities (other than Trustees responsibilities) under the Plan; provided, that any such allocations shall be reduced to writing, signed by the Plan Administrator or its designee, and filed with the Plan’s permanent records.

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(b) Appointment of Committee. Subject to the limitations of the Plan, the Committee shall from time to time establish rules for the administration of the Plan and the transaction of its business and shall be responsible for filing such reports and disclosures with respect to the Plan as are required by law. The Committee shall construe and interpret the Plan and shall determine all questions arising in the administration, interpretation and application of the Plan. Any construction or interpretation of the terms of the Plan or Trust made by the Committee or Trustee in good faith shall be binding upon the Participants, Beneficiaries, Employees, and any other persons claiming a right or benefit under the Plan. Employment and compensation shall be determined by the Committee from the records of the Employer. The Committee shall establish a written investment policy for each fund which comprises a portion of the Trust Fund. Not less frequently than once every Plan Year, the Committee shall review such investment policy in light of anticipated contributions to the Trust Fund, the liquidity needs of the Trust Fund, the investment performance of the Trust Fund, and other pertinent market information. The Committee shall then alter or reaffirm its investment policy and give the Trustee written notice of its actions.

Section 8.3 Payment of Plan Expenses. All reasonable expenses incurred in administering the Plan shall be paid by the Trustees out of the principal or income of the Trust Fund; provided, however, that the Company in its discretion may pay any such expenses. In accordance with Revenue Ruling 2004-10, the Plan Administrator may charge reasonable Plan administrative expenses on a pro rata basis, or on any other reasonable basis that complies with the requirements of the Act, to the Accounts of former Employees and their beneficiaries but not the accounts of current Employees. Any Employees shall not receive compensation with respect to their services to the Plan. Without limiting the foregoing the Plan Administrator may direct the Trustee to reimburse the Company or another fiduciary for reasonable expenses incurred in administering the Plan.

Section 8.4 Claims Procedure.

(a) The Committee shall make all determinations as to the right of any person to Benefits. If any request for Benefits is wholly or partially denied, the Plan Administrator or its designee shall notify the person requesting such Benefits, in writing, of such denial, including in such notification the following information:

(i) The specific reason or reasons for such denial;

(ii) The specific references to the pertinent Plan provisions upon which the denial is based;

(iii) A description of any additional material and information which may be needed to clarify the request, including an explanation of why such information is required; and

(iv) An explanation of this Plan’s review procedure with respect to denial of such Benefits.

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(v) Any such notice to be delivered to any Participant or Beneficiary shall be personally delivered within a reasonable time to such Participant by obtaining a signed receipt therefor or shall be mailed by certified or registered mail with return receipt requested to such Participant. Such notice shall be written to the best of the Plan Administrator’s or its designee’s ability in a manner that may be understood without legal counsel.

(b) Any Participant or Beneficiary whose claim has been denied in accordance with the foregoing Subsection (a) herein may appeal to the Plan Administrator or its designee for review of such denial by making a written request therefor within 60 days of receipt of the notification of such denial. Such Participant or Beneficiary may examine documents pertinent to the review and may submit to the Plan Administrator or its designee written issues and comments. Within 60 days (45 days in the case of a claim involving a determination of disability) after receipt of the request for review, the Plan Administrator or its designee shall communicate to the claimant, in writing, its decision, and the communication shall set forth the reason or reasons for the decision and specific reference to those Plan provisions upon which the decision is based.

Section 8.5 Records and Reports. The Plan Administrator or its designee shall exercise such authority and responsibility as it deems appropriate in order to comply with the Act and governmental regulations issued thereunder relating to records of the Participants’ Accounts and the percentage of the Participants’ Account which is vested and nonforfeitable under the Plan; to notify Participants as required under the Act; to file the annual registration with the Internal Revenue Service; and, to file the annual reports with the Department of Labor.

Section 8.6 Other Plan Administrator Powers and Duties. The Plan Administrator or its designee shall have such duties and powers as may be necessary to discharge its duties hereunder, including, but not by way of limitation, the following:

(a) To construe and interpret the Plan in its sole discretion and to resolve any ambiguities with respect to any of the terms and provisions thereof as written and as applied to the operation of the Plan;

(b) To decide all questions of eligibility and determine the amount, manner and time of payment of any Benefits hereunder;

(c) To prescribe procedures to be followed by Participants or Beneficiaries filing applications for Benefits;

(d) Prepare and distribute, in such manner as the Plan Administrator or its designee determines to be appropriate, information explaining the Plan;

(e) To receive from the Employer and from Participants and Beneficiaries such information as shall be necessary for the proper administration of the Plan;

(f) To furnish the Employer, upon request, such annual reports with respect to the administration of the Plan as are reasonable and appropriate;

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(g) To receive, review and keep on file (as it deems convenient or proper) reports of the financial condition, and of the receipts and disbursements, of the Trust Fund from the Trustee; and

(h) To appoint or employ individuals and any other agents it deems advisable, including legal counsel, to assist in the administration of the Plan and to render advice with respect to any fiduciary responsibility of the Plan Administrator or its designee, or any of its individual members, under the Plan.

Section 8.7 Rules and Decisions. The Plan Administrator may adopt such rules as it deems necessary, desirable, or appropriate. All rules and decisions of the Plan Administrator shall be uniformly and consistently applied to all Participants in similar circumstances. When making a determination or calculation, the Plan Administrator shall be entitled to rely upon information furnished by a Participant or Beneficiary, the Employer, the legal counsel of the Employer or the Trustees.

Section 8.8 Plan Administrator Procedures. The Plan Administrator may act at a meeting or in writing without a meeting. The Plan Administrator may elect one of its members as chairman, appoint a secretary, who may or may not be a Plan Administrator member, and advise the Trustees of such actions in writing. The secretary shall keep a record of all meetings in a permanent Plan Administrator minute book and forward all necessary communications to the Employer or the Trustees. The Plan Administrator may adopt such bylaws and regulations as it deems desirable for the conduct of its affairs. All decisions of the Plan Administrator shall be made by the vote of the majority (if more than one person be serving as a Plan Administrator member) including actions in writing taken without a meeting. A dissenting Plan Administrator member who, within a reasonable time after he has knowledge of any action or failure to act by the majority, registers his dissent in writing delivered to the other Plan Administrator members, to the extent permitted by law, shall not be responsible for any such action or failure to act.

Section 8.9 Authorization of Benefit Payments. The Plan Administrator shall issue directions to the Trustees concerning all Benefits which are to be paid from the Trust Fund pursuant to the provisions of the Plan, and warrants that all such directions are in accordance with this Plan.

Section 8.10 Application and Forms for Benefits. The Plan Administrator may make reasonable requirements upon a Participant to complete and file with the Plan Administrator an application for Benefits and all other forms approved by the Plan Administrator, and to furnish all pertinent information requested by the Plan Administrator. The Plan Administrator may rely upon all such information so furnished it, including the Participants’ and Beneficiaries’ current mailing addresses.

Section 8.11 Serving in More than One Capacity. An individual person may serve in more than one capacity as a fiduciary.

Section 8.12 Indemnification. The Employer shall indemnify and hold harmless each member of the Committee from any and all claims, loss, damages, expense and liability arising from any action or omission of any action of such member, provided such action or omission of action was in good faith and did not result from such member’s gross negligence or willful misconduct. The Trust Fund may not be used for such indemnification.

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Section 8.13 Investment Manager. The Committee, with the prior written consent of the Employer, shall have the power to-appoint one or more Investment Managers, as defined in Section 3(38) of the Act, who shall have the power to manage, acquire, dispose of, and direct the investment of all or any portion of the Trust Fund, and such other terms and conditions as the Committee or Trustee deems desirable. The Committee shall determine a reasonable compensation to be paid to the Investment Manager. Any such appointment shall be made by written instrument naming the Investment Manager and specifying the portion of the Trust Fund which the Committee intends to place under the direction of the named Investment Manager. Such appointment shall become effective only upon the Committee’s receipt of the written acknowledgement by the Investment Manager that it is a fiduciary of the Plan. Any Investment Manager so appointed shall be authorized to employ such agents as it may deem advisable in the discharge of its duties.

Section 8.14 Employment of Agents. The Committee is authorized to employ attorneys, accountants or any other agents as it deems advisable in the discharge of its duties. Such agents may be the same as are regularly employed by the Employer

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ARTICLE IX.

TRUST FUND

Section 9.1 Trust Fund. The Trust Fund is governed by the Trust Agreement, and the monies for this Plan and the Predecessor Plan, if any, shall be held, invested and administered in accordance with the terms of such Trust Agreement as the same may from time to time be amended. All contributions made by the Employer shall be paid into the Trust Fund and all Benefits payable under the Plan shall be paid from the Trust Fund.

Section 9.2 Employer’s Contributions are Irrevocable. The Employer shall have no right, title or interest in the Trust Fund and shall not profit from it. No part of the Trust Fund or of any contribution made thereto by the Employer, shall ever revert to the Employer, or be diverted for purposes other than the exclusive benefit of the Employees except as otherwise provided herein and by law.

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ARTICLE X.

AMENDMENT AND TERMINATION

Section 10.1 Amendment of the Plan. The Company hopes and expects to continue the Plan, but nevertheless reserves the right at any time to modify, amend or terminate the Plan. Pursuant to resolutions adopted by the Board of Directors of the Company (in accordance with the Company’s Bylaws and applicable corporate law), the Plan may be wholly or partially amended, or otherwise modified, at any time by the execution of a written amendment to the Plan on behalf of the Company by the officer designated by the Company’s Board of Directors; provided, however, that no such modification or amendment shall permit any part of the Trust Fund, other than such part as is required to be distributed in order to meet necessary expenses, to be used for, or diverted to, purposes other than for the exclusive benefit of the Participants, their Beneficiaries, or their estates, and provided further that no such modification or amendment shall operate to reduce or eliminate the Accounts of any person or persons acquired prior to the effective date of such modification or amendment (except as such modification or amendment shall be necessary in order to comply with any laws or regulations of the United States or of any state).

Section 10.2 Termination of the Plan.

(a) Complete Termination. In the event the Employer shall wholly terminate the Plan, the Plan Administrator shall direct the Trustees to make an appraisal of the Trust Fund as of such termination date. The Trustees shall then deduct from the value of such appraisal an amount which they shall estimate to be necessary to meet any expenses to be incurred during the termination period of the Trust. The Plan Administrator shall then require a valuation of all Accounts in the Trust Fund in accordance with Section 5.2 herein, as of such termination date, based on the appraised value of the Trust Fund as adjusted after making provision for such expenses. Thereafter, any unallocated Employer contributions and Forfeitures existing on such termination date shall be allocated pursuant to Article IV hereof among the eligible Participants who are employed on such termination date. The sum standing in the Accounts of each person after such recomputation and adjustment, if any, shall represent the final Benefit of each such person, and such amount shall be 100% vested and shall be nonforfeitable, and no recomputation or other adjustment of any Account shall thereafter be made. The distribution by the Trustees shall be made promptly and, in any event, shall be completed within 12 months from the date of termination of the Plan as follows:

(i) Each Participant or Beneficiary shall receive values equal to any amount being held in such person’s Accounts as computed under the immediately preceding provisions of this Subsection 10.2(a).

(ii) With respect to the remaining Trust Fund, if any, the interest of each Participant or Beneficiary shall be in the proportion that his Accounts bear to the total of all Accounts.

(b) Partial Termination. In the event of a partial termination of the Plan, the Plan Administrator shall direct the Trustees to make an appraisal of the Trust Fund as of such termination date. The Trustees shall then deduct from the value of such appraisal an amount which they shall estimate to be necessary to meet any expenses to be incurred during the termination period of the Trust. The Plan Administrator shall then require a valuation of all Accounts in the Trust Fund in accordance with Section 5.2 herein, as of such termination date, based on the appraised value of the Trust Fund as adjusted after making provision for such expenses. The sum standing in the Accounts of each person, whose termination of employment resulted in the “partial termination” of the Plan, after such recomputation shall represent the final Benefit of each such person, and such amount shall be 100% vested and shall be nonforfeitable, and no recomputation of any such Account shall thereafter be made. The distribution by the Trustees shall be made promptly and, in any event, shall be completed within 12 months from the date of partial termination of the Plan and shall be made to each such person who shall receive values equal to any amount being held in such person’s Accounts as adjusted under the immediately preceding provisions of this Subsection 10.2(b).

(c) Termination Subject to Rules in Plan. In the event of any termination of the Plan, and distribution of Benefits are made from the Plan, all such distributions will satisfy the rules for distribution as contained in Article VI hereof.

(d) Distribution Restrictions Under Section 401(k) of the Code. If the Plan includes a Section 401(k) arrangement or if transferred assets described in Article XI herein are subject to the distribution restrictions of Sections 401(k)(2) and (10) of the Code, the special distribution provisions of Article VI are subject to the restrictions of this Subsection. The portion of the Participant’s Benefit attributable to 401(k) Contributions and Special Employer Section 401(k) Contributions shall not be distributable on account of Plan termination, as described in Article X herein, unless: (i) the Participant otherwise is entitled under the Plan to a distribution of that portion of his Benefit; or (ii) the Plan termination occurs without the establishment of a successor plan. A successor plan under Subsection (b) is a defined contribution plan (other than an ESOP) maintained by the Employer (or by an Affiliated Employer) at the time of the termination of the Plan or within the period ending 12 months after the final distribution of assets. A distribution pursuant to clause (ii), must be part of a lump sum distribution to the Participant of his Benefit.

Section 10.3 Power of Amendment Delegated. By adoption of this Plan, the Employer hereby expressly delegates to the Company the power to unilaterally amend this Plan and related Trust hereto on behalf of such Employer.

Section 10.4 Amendment by Volume Submitter Practitioner. The effective date for this Section is the date of the IRS advisory letter. McAfee & Taft A Professional Corporation (“McAfee & Taft”) is a volume submitter practitioner as defined in Revenue Procedure 2005-16 (“Rev. Proc. 2005-16”). As provided by Rev. Proc. 2005-16, McAfee & Taft may amend the Plan on behalf of all employers who adopt this Plan document as a volume submitter plan, including those employers who have adopted the Plan prior to this amendment, for changes in the Code, regulations, revenue rulings, other statements published by the Internal Revenue Service, including model, sample or other required good faith amendments, but only if their adoption will not cause the Plan to be individually designed, and for corrections of prior approved plans. These amendments will be applied to all employers who have adopted the plan.

McAfee & Taft will no longer have the authority to amend the plan on behalf of any adopting employer as of either: (1) the date the Internal Revenue Service requires the employer to file Form 5300 as an individually designed plan as a result of an employer amendment to the plan to incorporate a type of plan not allowable in the Volume Submitter program, as described in Rev. Proc. 2005-16, or (2) as of the date the plan is otherwise considered an individually designed plan due to the nature and extent of the amendments. If the Employer is required to obtain a determination letter for any reason in order to maintain reliance on the advisory letter, McAfee & Taft’s authority to amend the plan on behalf of the adopting employer is conditioned on the Plan receiving a favorable determination letter.

McAfee & Taft will maintain, or have maintained on its behalf, a record of the employers that have adopted the Plan, and McAfee & Taft will make reasonable and diligent efforts to ensure that adopting employers have actually received and are aware of all plan amendments and that such employers adopt new documents when necessary. This amendment supersedes other provisions of the plan to the extent those other provisions are inconsistent with this amendment.

Any adopting employer may contact McAfee & Taft in writing at 211 N. Robinson, Two Leadership Square, 10th Floor, Oklahoma City, OK 73102 or by telephone at (405) 235-9621 to discuss the provisions of the Plan.

ARTICLE XI.

ROLLOVERS

Section 11.1 Rollover Contributions. A Participant who is or was entitled to receive an Eligible Rollover Distribution, as defined in Code Section 402(c)(4) and Treasury Regulations issued thereunder, from a qualified plan described in Section 401(a) or 403(a) of the Code or an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state, or an individual retirement account may elect to contribute all or any portion of such distribution to the Trust directly from such qualified plan, annuity contract or eligible plan, or within 60 days of receipt of such distribution to the Participant. Rollover Contributions shall only be made in the form of cash, or, if and to the extent permitted by the Employer with the consent of the Trustee, promissory notes evidencing a plan loan to the Participant; provided, however, that Rollover Contributions shall only be permitted in the form of promissory notes if the Plan otherwise provides for loans.

The Plan Administrator shall develop such procedures and require such information from Participants as it deems necessary to ensure that amounts contributed under this Section 11.1 meet the requirements for tax-deferred rollovers established by this Section 11.1 and by Code Section 402(c). No Rollover Contributions may be made to the Plan until approved by the Plan Administrator.

If a Rollover Contribution made under this Section 11.1 is later determined by the Plan Administrator not to have met the requirements of this Section 11.1 or of the Code or Treasury regulations, then, within a reasonable time after such determination is made, the amounts then held in the Trust attributable to such Rollover Contribution shall be distributed to the Employee.

A Participant’s Rollover Contributions Account shall be subject to the terms of the Plan except as otherwise provided in this Section 11.1.

Notwithstanding any other provision of this Section 11.1, the Employer may direct the Trustee not to accept Rollover contributions.

Section 11.2 Rollover to Another Plan or Traditional IRA. This Section applies to distributions made after December 31, 2001.

(a) General. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee’s election under this Section, a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover. The Plan Administrator shall establish procedures for implementing such Direct Rollover distribution.

(b) Definitions. For purposes of this Section 11.2, the following definitions shall apply:

(i) “Eligible Rollover Distribution”: An “Eligible Rollover Distribution” is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated Beneficiary, or for a specified period of 10 years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Employer Stock); and any distribution attributable to a hardship. A portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of After-Tax Employee Contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Section 408(a) or (b) of the Code, or to a qualified defined contribution plan described in Section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible. If any portion of an eligible rollover distribution is attributable to payments or distributions from a designated Account holding Roth Contributions and earnings thereon, an Eligible Retirement Plan with respect to such portion shall include only another designated account of the individual from whose account the payments or distributions were made holding Roth Contributions and earnings thereon, or a Roth IRA of such individual.

(ii) “Eligible Retirement Plan”: An “Eligible Retirement Plan” is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the Distributee’s Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity. Effective for distributions made after December 31, 2001, an eligible retirement plan shall also mean an annuity contract described in Section 403(b) of the Code and an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. The definition of Eligible Retirement Plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in Section 414(p) of the Code. If any portion of an eligible rollover distribution is attributable to payments or distributions from a designated Roth account, an eligible retirement plan with respect to such portion shall include only another designated Roth account of the individual from whose account the payments or distributions were made, or a Roth IRA of such individual.

(iii) “Distributee”: A “Distributee” includes a Participant or former Participant. In addition, the Participant’s spouse or former Participant’s surviving spouse and the Participant’s or former Participant’s spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

(iv) “Direct Rollover”: A “Direct Rollover” is a payment by the Plan directly to the Eligible Retirement Plan specified by the Distributee.

Section 11.3 Sole Interest in Plan. Upon a transfer of an account from an Other Plan as aforesaid, the Employee’s Rollover Account shall represent his sole interest in the Plan until he becomes a Participant.

Section 11.4 Rollovers or Transfers of Certain Persons Prohibited. In no event shall a rollover or transfer under Section 11.1 herein be made to this Plan with respect to an account of an “owner-employee” as defined under Section 401(c) of the Code.

Section 11.5 Joint and Survivor Annuity. With respect to any portion of a Rollover Account attributable to a direct transfer as described in Section 11.1 above representing funds related to a defined benefit plan, money purchase pension plan (including a target benefit pension plan), stock bonus plan or profit sharing plan which provided a life annuity form of payment to the Participant immediately prior to the rollover to this Plan, the following special provisions shall apply only with respect to such funds payable to a married Participant upon his termination of employment or death, as the case may be.

(a) Automatic Qualified Joint and Survivor Annuity. Unless an optional form of benefit is selected pursuant to a Qualified Election within the Election Period, a Participant’s benefit shall be paid in the form of a Qualified Joint and Survivor Annuity, provided, such Spouse can elect any other optional form of payment under this Plan.

(b) Automatic Qualified Preretirement Survivor Annuity. Unless an optional form of benefit has been selected within the Election Period pursuant to a qualified election, if a Participant dies before payment of benefits have commenced, then the Participant’s benefit shall be applied toward the purchase of an annuity for the life of the surviving Spouse; provided, such Spouse can elect any other optional form of payment under this Plan.

(c) Definitions.

(i) Annuity Starting Date: The words “Annuity Starting Date” shall mean the date payment of Benefits would commence. The Annuity Starting Date for a distribution in a form other than a Qualified Joint and Survivor Annuity may be less than 30 days after receipt of the Annuity Election Notice provided: (a) the Participant has been provided with information that clearly indicates that he has at least 30 days to consider whether to waive the Qualified Joint and Survivor Annuity and elect (with spousal consent) to a form of distribution other than a Qualified Joint and Survivor Annuity; (b) the Participant is permitted to revoke any affirmative distribution election at least until the Annuity Starting Date or, if later, at any time prior to the expiration of the 7-day period that begins the day after the Annuity Election Notice is provided to the Participant; and (c) the Annuity Starting Date is a date after the date the Annuity Election Notice was provided to the Participant.

(ii) Election Notice: The words “Election Notice” shall mean the notice provided by the Plan Administrator to the Participant during the Election Period which shall contain the following information writing in nontechnical language:

(1) The terms and conditions of a Qualified Joint and Survivor Annuity;

(2) The Participant’s right to make, and the effect of, an election not to take a Qualified Joint and Survivor Annuity form of Benefit;

(3) The rights of a Participant’s spouse;

(4) The right to make, and the effect of, a revocation of a previous election not to take a qualified joint and survivor annuity; and

Distribution of the Election Notice shall be made personally on the Participant, obtaining a signed receipt therefor, or if such is not reasonably possible or convenient, then by certified or registered mail to his last post office address as shown on the Employer’s records.

(iii) Election Period: The words “Election Period” shall mean the period no more than 30 days nor more than 90 days ending on the date payment of benefits would commence.

(iv) Qualified Election: The words “Qualified Election” shall mean an election to receive benefits in a form other than a Qualified Joint and Survivor Annuity. This election must be in writing and must be consented to by the Participant’s spouse, if any. The spouse’s consent to such election must be in writing and witnessed by a Plan Administrator member or notary public. Notwithstanding this consent requirement, if the Participant establishes to the satisfaction of the Plan Administrator that such written consent cannot be obtained because there is no spouse or the spouse cannot be located, such consent requirement shall be deemed waived. Any consent necessary under this provision shall be valid only with respect to the spouse who signs the consent, or in the event of a qualified waiver of consent, the designated spouse. Additionally, a revocation of a prior election under this Subsection must be in writing and filed with the Plan Administrator by a Participant without the consent of the spouse at any time before the commencement of Benefits. The number of revocations shall not be limited. The word “spouse” shall include a former spouse but only to the extent provided under a “qualified domestic relations order” as described under Section 414(p) of the Code.

(v) Qualified Joint and Survivor Annuity: The words “Qualified Joint and Survivor Annuity” shall mean (i) with respect to a Participant married on the annuity starting date, an annuity for the life of the Participant with a survivor annuity for the life of his spouse which shall be equal to one-half of the amount of the annuity payable during the joint lives of the Participant and his spouse, unless the Participant elects a fraction greater than one-half, but not to exceed 100%, and (ii) with respect to a Participant unmarried on the annuity starting date, a single life annuity.

(vi) Spouse: The word “Spouse” shall mean the spouse or surviving spouse of the Participant; provided, a former spouse shall be treated as the spouse or surviving spouse to the extent provided under a “qualified domestic relations order” as described in Section 414(p) of the Code.

ARTICLE XII.

PORTABILITY BETWEEN PARTICIPATING EMPLOYERS

Section 12.1 Transfer of Employment to a Participating Employer. Notwithstanding anything herein to the contrary, any Employee (hereinafter referred to as “Transferring Employee”) who transfers his employment with one Employer (hereinafter referred to as “Old Employer”) who is participating in this Plan to another Employer (hereinafter referred to as “New Employer”) who is participating in this Plan, then, such transfer of employment shall not be considered an interruption of employment, and, if such Employee is a Participant, his Accounts (“Transferred Accounts”) shall be transferred within the Trust to reflect such transfer of employment to the New Employer. Credited Service with the Old Employer shall be treated as Credited Service with the New Employer for all purposes under the Plan; and, the Transferred Accounts of each Transferring Employee which are transferred as provided herein will be maintained as the separate Transferred Account of such Transferring Employee, and no further contributions will be made by the New Employer to the Transferred Account attributable to such Transferring Employee.

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ARTICLE XIII.

MISCELLANEOUS PROVISIONS

Section 13.1 Article and Section Titles and Headings. The titles and headings at the beginning of each Article and Section shall not be considered in construing the meaning of any provision in this Plan.

Section 13.2 Applicable Law. Except to the extent that the Act applies, the provisions of this Plan shall be construed, administered and enforced according to the laws of the State of Oklahoma. All contributions to the Trust shall be deemed to take place in the State of Oklahoma.

Section 13.3 Multiple Originals. This Plan has been executed in a number of identical copies, each of which shall be considered an original for all purposes.

EXECUTED as of this 25th day of March, 2010.

BANCFIRST CORPORATION

/s/ David E. Rainbolt
David E. Rainbolt
President and Chief Executive Officer
March 25, 2010

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